EXHIBIT 10.9

ACQUISITION AGREEMENT

BY AND AMONG

FEIYA TECHNOLOGY CORPORATION,

ALPINE ASSOCIATES LIMITED,

CRANE TECHNOLOGY, INC.,

SILICON MOTION, INC.,

CRANE ACQUISITION CORPORATION,

AND WITH RESPECT TO ARTICLES I, II, X AND XII ONLY,

MICHAEL LIN,

AS CRANE REPRESENTATIVE,

AND WITH RESPECT TO ARTICLES I, X AND XII ONLY,

TAIPEI COMMERCIAL LAW FIRM

AS ESCROW AGENT

Dated as of June 10, 2002

THIS ACQUISITION AGREEMENT (the “Agreement”) is made and entered into as of June 10, 2002, by and among Feiya Technology Corporation, a company limited by shares established in the Republic of China, Taiwan (“Feiya”), Alpine Associate Limited, a company established in the British Virgin Islands (“Alpine”), Crane Technology, Inc., a Delaware corporation (“Crane”), Silicon Motion, Inc., a California corporation (“SMI”), Crane Acquisition Corporation, a California corporation (“Sub”) and a wholly-owned subsidiary of Crane, Taipei Commercial Law Firm, as escrow agent (the “Escrow Agent”) (the Escrow Agent being party with respect to ARTICLE I, ARTICLE II, ARTICLE X, and ARTICLE XII hereof only), and Michael Lin as Crane Representative (the “Crane Representative”) (the Crane Representative being party with respect to ARTICLE I, ARTICLE X, and ARTICLE XII hereof only). Capitalized terms shall have the meanings set forth in ARTICLE I hereof.

RECITALS

A. Feiya is a designer and manufacturer of flash memory controllers and flash memory related products.

B. SMI is a developer of silicon products and supplies various markets and manufacturers with portable low power chips that provide high quality and scaleable solutions for its customers.

C. The Boards of Directors of each of Feiya, Crane, SMI, and Sub believe it is in the best interests of each company and its respective shareholders that Feiya acquire SMI (the “Acquisition”).

D. In order to facilitate the Acquisition, and prior to the Initial Stock Purchase, Oxhill Developments Limited, a company established in the British Virgin Islands (the “Lender”), shall advance funds (the “Loan”) in an aggregate amount of US$20,600,000 (the “Loan Amount”) to Crane pursuant to the terms of that promissory note to be entered into prior to the Initial Stock Purchase substantially in the form attached hereto as Exhibit A (the “Promissory Note”).

E. At the request of SMI and Feiya, Crane has been established to facilitate the Acquisition and become a holding company for SMI.

F. At the request of SMI and Feiya, Alpine will sell certain Feiya Common Stock to Crane to facilitate the Acquisition through Crane and Alpine.

G. In order to facilitate the Acquisition, and prior to the consummation of the Final Stock Purchase, Sub shall merge with and into SMI (the “Merger”). In the Merger, the separate corporate existence of Sub shall cease, and SMI shall continue as the surviving corporation and become a wholly-owned subsidiary of Crane. The shareholders of SMI in the Merger shall receive cash or shares of Crane and become the holders of all of the outstanding shares of Crane.

H. Pursuant to the terms of the Merger, among other things, (i) all of the issued and outstanding shares of SMI Preferred Stock shall be converted into the right to receive shares of Crane Common Stock, (ii) all of the issued and outstanding shares of SMI Common Stock and any SMI Common Stock that would be issued upon the exercise of SMI Options during the 15 days after the Effective Date, shall be converted into the right to receive US$0.001 per share, and (iii) all issued and outstanding options, and other rights to purchase SMI Capital Stock excluding warrants, if any, shall be cancelled or extinguished, each as further described in the ARTICLE II below.

I. Prior to the Merger, Crane shall purchase from Feiya and Alpine shares (the “Acquisition Consideration”) of Feiya Common Stock (the “Initial Stock Purchase”).

J. Subsequent to the Merger, Feiya shall purchase from Crane all of the outstanding shares of SMI capital stock, held by Crane after the Merger (the “Final Stock Purchase”, and together with the Initial Stock Purchase, the “Stock Purchases”).

K. Upon consummation of the Final Stock Purchase, Crane shall pay Lender the aggregate principal amount of the Promissory Note plus interest and any other amounts accruing under the Promissory Note, using proceeds received by Crane pursuant to the Final Stock Purchase.

L. After consummation of the Final Stock Purchase, Crane will distribute (subject to the Escrow) to its stockholders all of the shares of Feiya Common Stock it received in the Initial Stock Purchase (the “Distribution”).

M. The Boards of Directors of Crane, SMI and Sub each have approved the Merger and this Agreement, and the Boards of Directors of Feiya, Alpine, and Crane each have approved the Stock Purchases and this Agreement.

N. Feiya, Crane, Alpine, and SMI desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition.

O. A portion of the shares of Feiya Common Stock purchased by Crane shall be held in escrow for purposes of satisfying damages, losses, expenses and other similar charges which may result from breaches of representations, warranties and covenants made by SMI in this Agreement. Such shares not used to satisfy such claims will be distributed promptly to the Crane Stockholders after release from the Escrow.

P. Promptly after the execution and delivery of this Agreement, as a material inducement to Feiya to enter into this Agreement, certain key employees of SMI identified on Exhibit B-1 (the “Key Employees”) hereto are entering into Non-Competition Agreements, each in the form attached hereto as Exhibit B-2 (the “Non-Competition Agreements”).

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Agreement, the following terms shall have the following respective meanings:

“1996 Plan” shall have the meaning set forth in Section 3.2(f).

“1999 Plan” shall have the meaning set forth in Section 3.2(f).

“Acquisition” shall have the meaning set forth in Recital C.

“Acquisition Consideration” shall have the meaning set forth in Recital I.

“Affiliate” shall have the meaning set forth in Section 3.22(a).

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Agreement of Merger” shall mean the Agreement of Merger relating to the Merger, in the form to be agreed upon by the parties and attached hereto as Exhibit C.

“Alpine” shall have the meaning set forth in the introductory paragraph.

“Alpine Consideration” shall have the meaning set forth in Section 2.1(a).

“Alpine Shares” shall have the meaning set forth in Section 2.1(a).

“Appraisal” shall have the meaning set forth in Section 2.2(f)(ii)(1).

“Basket Amount” shall have the meaning set forth in Section 10.2(c).

“California Code” shall mean the meaning set forth in Section 2.2(a)(i).

“Certificate” shall mean the meaning set forth in Section 2.2(c)(i).

“Closing Dates” shall mean the Initial Closing Date and the Final Closing Date.

“Closings” shall mean the Initial Closing, Second Closing, and the Final Closing.

“COBRA” shall have the meaning set forth in Section 3.22(a).

“Conflict” shall have the meaning set forth in Section 3.5.

“Contract” or “Contracts” shall have the meaning set forth in Section 3.5.

“Crane” shall have the meaning set forth in the introductory paragraph.

“Crane Common Stock” shall mean the Common Stock, par value US$0.0001 per share, of Crane.

“Crane Incorporator” shall have the meaning set forth in Section 5.1.

“Crane SMI Shares” shall have the meaning set forth in Section 2.3.

“Crane Representative” shall have the meaning set forth in the introductory paragraph.

“Crane Stockholders” shall mean the stockholders of Crane immediately after the Merger.

“Current Balance Sheet” shall have the meaning set forth in Section 3.7.

“Disclosure Schedule” shall have the meaning set forth in ARTICLE III.

“Dissenting Shares” shall mean any shares of SMI Capital Stock held by a SMI Shareholder who, in connection with the Merger, has exercised and perfected appraisal rights for such shares in accordance with Section 1300 et seq. of the California Corporations Code and who has not effectively withdrawn or lost such appraisal rights.

“Distribution” shall have the meaning set forth in Recital L.

“DOL” shall have the meaning set forth in Section 3.22(a).

“Effective Time” shall have the meaning set forth in Section 2.2(a)(ii).

“Environmental Permits” shall have the meaning set forth in Section 3.20(c).

“Employee” shall have the meaning set forth in Section 3.22(a).

“Employee Agreement” shall have the meaning set forth in Section 3.22(a).

“Equipment” shall have the meaning set forth in Section 3.12(c).

“ERISA” shall have the meaning set forth in Section 3.22(a).

“Escrow Agent” shall have the meaning set forth in the introductory paragraph.

“Escrow Fund” shall have the meaning set forth in Section 10.2(b).

“Escrow Period” shall have the meaning set forth in Section 10.2(d).

“Escrow Shares” shall have the meaning set forth in Section 2.4(b)(iii).

“Excess Dissenting Share Payments” shall have the meaning set forth in Section 2.2(f)(ii)(2).

“Exchange Agent” shall have the meaning set forth in Section 2.2(c)(ii).

“Existing Agreements” shall have the meaning set forth in Section 9.2(a)(vii).

“Feiya” shall have the meaning set forth in the introductory paragraph.

“Feiya Common Stock” shall mean the Common Stock, par value NT$10 per share, of Feiya.

“Feiya Designee” shall have the meaning set forth in Section 10.2(f)(i).

“Feiya Financial Statements” shall have the meaning set forth in Section 4.7.

“Feiya Material Adverse Effect” shall mean any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, results of operations or capitalization of Feiya and its subsidiaries, taken as a whole.

“Feiya Purchased Shares” shall have the meaning set forth in Section 2.1(a).

“Feiya Shares” shall have the meaning set forth in Section 2.1(a).

“Feiya Shares Consideration” shall have the meaning set forth in Section 2.1(a).

“FICA” shall have the meaning set forth in Section 3.10(b)(ii).

“Final Closing” shall have the meaning set forth in Section 2.4(e).

“Final Closing Date” shall have the meaning set forth in Section 2.4(e).

“Final Stock Purchase” shall have the meaning set forth in Recital J.

“Financials” shall have the meaning set forth in Section 3.7.

“FIRPTA Compliance Certificate” shall have the meaning set forth in Section 8.7.

“FMLA” shall have the meaning set forth in Section 3.22(a).

“FUTA” shall have the meaning set forth in Section 3.10(b)(ii).

“GAAP” shall mean United States generally accepted accounting principles consistently applied.

“Governmental Entity” shall have the meaning set forth in Section 3.6.

“Hazardous Material” shall have the meaning set forth in Section 3.20(a).

“Hazardous Materials Activities” shall have the meaning set forth in Section 3.20(b).

“Immediate Family Member” shall mean a Shareholder’s spouse, mother, father, sister, brother, child (including by adoption), grandfather, grandmother, and grandchild.

“Indemnified Party” or “Indemnified Parties” shall have the meaning set forth in Section 10.2(a).

“Information Statement” shall have the meaning set forth in Section 8.1(b).

“Initial Closing” shall have the meaning set forth in Section 2.4(a).

“Initial Closing Date” shall have the meaning set forth in Section 2.4(a).

“Initial Stock Purchase” shall have the meaning set forth in Recital I.

“Intellectual Property” shall have the meaning set forth in Section 3.13(a).

“Intellectual Property Rights” shall have the meaning set forth in Section 3.13(a).

“Interim Financials” shall have the meaning set forth in Section 3.7.

“International Employee Plan” shall have the meaning set forth in Section 3.22(a).

“Investment Commission” shall have the meaning set forth in Section 2.4(b)(i).

“IRS” shall have the meaning set forth in Section 3.22(a).

“Key Employee(s)” shall have the meaning set forth in Recital P.

“Knowledge” shall mean (i) as to SMI, the knowledge of SMI’s chief executive officer, chief financial officer, chief operating officer or vice president of engineering, assuming that such persons shall have made reasonable inquiry of those employees of SMI whom such persons reasonably believe would have actual knowledge of the matters represented, (ii) as to Crane, the knowledge of Crane’s chief executive officer or president, assuming that such persons shall have made reasonable inquiry of those employees of Crane whom such persons reasonably believe would have actual knowledge of the matters represented, and (iii) as to Feiya, the knowledge of Feiya’s chief executive officer, chief financial officer, chief operating officer or vice president of engineering, assuming that such persons shall have made reasonable inquiry of those employees of Feiya whom such persons reasonably believe would have actual knowledge of the matters represented

“Lender” shall have the meaning set forth in Recital D.

“Liability” shall have the meaning set forth in Section 3.8.

“Liens” shall have the meaning set forth in Section 3.10(b)(vi).

“Loan” shall have the meaning set forth in Recital D.

“Loan Amount” shall have the meaning set forth in Recital D.

“Loss” or “Losses” shall have the meaning set forth in Section 10.2(a).

“Maximum Limit” shall have the meaning set forth in Section 10.5.

“Memorandum of Understanding” shall mean the Memorandum of Understanding by and among Feiya and SMI dated as of January 3, 2002.

“Merger” shall have the meaning set forth in Recital G.

“Merger Consideration” shall have the meaning set forth in Section 2.2(c)(i).

“Merger Ratios” shall have the meaning set forth in Section 2.2(b)(ii).

“MSOC” shall have the meaning set forth in Section 8.20.

“New Shares” shall have the meaning set forth in Section 10.2(e)(ii).

“Non-Competition Agreements” shall have the meaning set forth in Recital P.

“Officer’s Certificate” shall have the meaning set forth in Section 10.2(f)(i).

“PBGC” shall have the meaning set forth in Section 3.22(a).

“Pension Plan” shall have the meaning set forth in Section 3.22(a).

“Power of Attorney” shall have the meaning set forth in Section 2.4(b)(iv)(1).

“Promissory Note” shall have the meaning set forth in Recital D.

“PTO” shall have the meaning set forth in Section 3.13(b).

“Registered Intellectual Property Rights” shall have the meaning set forth in Section 3.13(a).

“Returns” shall have the meaning set forth in Section 3.10(b)(i).

“Second Closing” shall have the meaning set forth in Section 2.4(c).

“Second Closing Date” shall have the meaning set forth in Section 2.4(c).

“Secretary of State” shall have the meaning set forth in Section 2.2(a)(ii).

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Series A Preferred” shall have the meaning set forth in Section 3.2(a).

“Series B Preferred” shall have the meaning set forth in Section 3.2(a).

“Series C Preferred” shall have the meaning set forth in Section 3.2(a).

“Series D-1 Preferred” shall have the meaning set forth in Section 3.2(a).

“Series D-2 Preferred” shall have the meaning set forth in Section 3.2(a).

“Series E Preferred” shall have the meaning set forth in Section 3.2(a).

“Shareholders’ Certificate” shall have the meaning set forth in Section 8.1(a).

“Significant Shareholder” shall have the meaning set forth in Section 3.15.

“SMI” shall have the meaning set forth in the introductory paragraph.

“SMI Authorizations” shall have the meaning set forth in Section 3.16.

“SMI Capital Stock” shall mean SMI Common Stock and SMI Preferred Stock, SMI Options, and SMI Warrants, collectively.

“SMI Common Stock” shall mean the Common Stock, no par value, of SMI.

“SMI Employee Plan” shall have the meaning set forth in Section 3.22(a).

“SMI Intellectual Property” shall have the meaning set forth in Section 3.13(a).

“SMI Material Adverse Effect” shall mean any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, results of operations or capitalization of SMI and its Subsidiaries, taken as a whole.

“SMI Options” shall mean all issued and outstanding options or other rights (including commitments to grant options or other rights, but excluding warrants) to purchase or otherwise acquire SMI Common Stock or SMI Preferred Stock (whether or not vested) held by any person or entity including any options or other rights issued under the 1996 Plan or 1999 Plan.

“SMI Preferred Shareholder” shall mean holder of SMI Preferred Stock.

“SMI Preferred Stock” shall mean the Series A Preferred, Series B Preferred, Series C Preferred, Series D-l Preferred, Series D-2 Preferred, and Series E Preferred, each of which has no par value, of SMI.

“SMI Registered Intellectual Property” shall have the meaning set forth in Section 3.13(j).

“SMI Shareholder” shall mean each holder of any SMI Capital Stock immediately prior to the Effective Time.

“SMI Shareholder Chop” or “SMI Shareholder Chops” shall have the meaning set forth in Section 2.4(b)(iii).

“SMI Warrants” shall mean all issued and outstanding rights to purchase or otherwise acquire SMI Preferred Stock immediately prior to the Effective Time other than SMI Options.

“Statute” shall have the meaning set forth in Section 2.4(b)(i).

“Stock Purchases” shall have the meaning set forth in Recital J.

“Sub” shall have the meaning set forth in introductory paragraph.

“Subsidiary” shall have the meaning set forth in Section 3.3.

“Surviving Corporation” shall have the meaning set forth in Section 2.2(a)(i).

“Tax” or “Taxes” shall have the meaning set forth in Section 3.10(a).

“Termination Date” shall have the meaning set forth in Section 10.1.

“Total Consideration” shall mean US$20,600,000.

“Year End Financials” shall have the meaning set forth in Section 3.7.

ARTICLE II

THE ACQUISITION

2.1 Initial Stock Purchase.

(a) Crane to Purchase Feiya Common Stock. At the Initial Closing and subject to and upon the terms and subject to the conditions of this Agreement, Feiya shall sell to Crane, and Crane shall purchase from Feiya 22,020,571 shares of newly issued Feiya Common Stock (the “Feiya Shares”) at a price per share of NT$15.80 (the “Feiya Shares Consideration”). At the Initial Closing and subject to and upon the terms and subject to the conditions of this Agreement, Alpine shall sell, convey, transfer, assign and deliver to Crane, free and clear of all Liens, and Crane shall purchase from Alpine 3,400,000 shares of Feiya Common Stock owned beneficially and of record by Alpine (the “Alpine Shares” and together with the Feiya Shares, the “Feiya Purchased Shares”) at a price per share of NT$102.35 (the “Alpine Consideration”). The consummation of the purchase of the Feiya Shares and Alpine Shares are conditioned on each other and should be deemed to occur simultaneously.

(b) Crane to Provide Feiya Common Stock; Escrow Fund. At the Initial Closing, Crane shall deposit the Escrow Shares into the Escrow Fund pursuant to Section 10.2(b).

2.2 The Merger.

(a) The Merger

(i) At the Effective Time (as defined in Section 2.2(a)(ii), Sub shall be merged with and into SMI, in accordance with the California Corporations Code (the “California Code”) whereupon the separate existence of Sub shall cease, and SMI shall be the surviving corporation (the “Surviving Corporation”).

(ii) At the Second Closing, and subject to and upon the terms and conditions of this Agreement, SMI and Sub will file the Agreement of Merger with the Secretary of State of the State of California (the “Secretary of State”) and make all other filings or recordings required by the California Code in connection with the Merger. The Merger shall become effective on the date the Agreement of Merger are duly filed with the Secretary of State or at such later time and date as is agreed by each of the parties hereto and is specified in the Agreement of Merger (the “Effective Time”).

(iii) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of Sub, all as provided in the California Code.

(b) Conversion of Shares. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, by virtue of the Merger and without any action on the part of Sub or SMI:

(i) Each share of Common Stock of Sub outstanding immediately prior to the Effective Time shall be converted into and become one (1) share of SMI Common Stock, with the same rights, powers and privileges as SMI Common Stock. Crane shall be the record and beneficial owner of all the outstanding capital stock of the Surviving Corporation after the Merger.

(ii) Each share of SMI Preferred Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares, shall be converted into the number of shares of Crane Common Stock in the Merger, in the amounts indicated on Exhibit D hereto based on each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D-1 Preferred and Series D-2 Preferred entitling the holder thereof to receive 1.2 shares of Crane Common Stock and each share of Series E Preferred entitling the holder thereof to receive 1.4 shares of Crane Common Stock (collectively, the “Merger Ratios”). No fractional shares shall be issued, but in lieu thereof, each holder of shares of SMI Preferred Stock who would otherwise be entitled to a fraction of a share of Crane Common Stock (after aggregating all fractional shares of Crane Common Stock to be received by such holder) shall be entitled to receive one share of Crane Common Stock.

(iii) All SMI Common Stock issued and outstanding immediately prior to the Effective Time and any SMI Common Stock that would be issued upon the exercise of SMI Options during the 15 days after the Effective Date, other than Dissenting Shares, shall entitle the holder thereof to receive payment in cash equal to US$0.001 per share, which amount shall be rounded up to the nearest $0.01 after aggregating all cash amounts to be paid to each holder. Upon payment on shares of SMI Common Stock, such shares will be deemed cancelled in the Merger. Exhibit E contains a list of each holder of SMI Common Stock immediately prior to the Effective Time and the amount of cash such holder shall be entitled to upon surrender of such holder’s Certificates after the Merger.

(iv) All of the outstanding options issued under SMI’s 1996 Stock Plan shall terminate in accordance with the terms of the 1996 Stock Plan at the Second Closing.

(v) All of the outstanding options issued under SMI’s 1999 Stock Plan will fully vest. Upon vesting, these options will be exercisable for 15 days after the Effective Date. Any options not exercised during such 15 days will expire in accordance with the terms of the 1999 Stock Plan after to the Effective Time.

(vi) All of the outstanding SMI Warrants for SMI Preferred Stock shall, upon exercise, entitle the holder of the SMI Warrant to the right to receive a warrant exercisable for the number of shares of Crane Common Stock that the warrant holder would have received if it had exercised its SMI Warrant just prior to the Effective Time (with a corresponding proportional adjustment in the exercise price thereof based on the Merger Ratios). Such warrants will entitle the respective holder thereof, upon payment to exercise the warrant, to receive that number of shares of Crane Common Stock that such warrant holder would have been entitled to receive in the Acquisition if the SMI Warrant had been exercised prior to the Acquisition.

(c) Surrender of Certificates: Payment of Merger Consideration

(i) Surrender of Certificates. At the Effective Time, SMI Shareholders, other than holders of Dissenting Shares, will surrender the certificates representing their shares of SMI Capital Stock (each, a “Certificate”) to the Exchange Agent for cancellation. Upon surrender of each Certificate for cancellation and exchange to the Exchange Agent, subject to the terms Section 2.2(c)(vi) hereof, the holder of such Certificate shall be entitled to receive (i) in the case of SMI Preferred Stock, each holder of SMI Preferred Stock shall receive a certificate representing such number of shares of Crane Common Stock into which SMI Preferred Stock formerly held by such SMI Shareholder shall have been converted in the Merger in accordance with Section 2.2(b)(ii) hereof, and (ii) in the case of SMI Common Stock, each holder of SMI Common Stock shall receive the amount of cash specified in Section 2.2(b)(iii) (collectively with the consideration to be paid to holders of SMI Preferred Stock set forth in Section 2.2(b), the “Merger Consideration”).

(ii) Law Offices of Henry G. Chow shall be designated as exchange agent (the “Exchange Agent”) in connection with the Merger to distribute the Merger Consideration which the SMI Shareholders shall be entitled to receive pursuant to Section 2.2(b) hereof.

(iii) Crane to Provide Crane Common Stock. At the Effective Time, Crane shall make available to the Exchange Agent for exchange in accordance with this Article 2 shares of Crane Common Stock issuable pursuant to Section 2.2(b) in exchange for outstanding shares of SMI Preferred Stock.

(iv) Exchange Procedures. Following the Effective Time, the SMI Shareholders will surrender the Certificates to the Exchange Agent for cancellation together with a letter of transmittal in such form and having such provisions that Crane may reasonably request. Upon surrender of a Certificate for cancellation to the Exchange Agent, or such other agent or agents as may be appointed by Crane, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of Section 2.2(c)(vi) hereof, the holder of such Certificate shall be entitled to receive from the Exchange Agent in exchange therefor, (i) in the case of SMI Preferred Stock, a certificate representing the number of whole shares of Crane Common Stock to which such holder is entitled pursuant to Section 2.2(b)(ii), and (ii) in the case of SMI Common Stock, the shareholders shall be entitled to receive the amount of cash specified in Section 2.2(b)(iii).

(v) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Crane Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Crane Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law and Section 2.2(c)(iv) above, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Crane Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time, theretofore paid with respect to such whole shares of Crane Common Stock.

(vi) Transfers of Ownership. If any certificate for shares of Crane Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Crane, or any agent designated by it, any transfer or other taxes required by reason of the registration or issuance of a certificate for shares of Crane Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Crane, or any agent designated by it, that such tax has been paid or is not payable.

(vii) No Liability. Notwithstanding anything to the contrary in this Section 2.2, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of SMI Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(viii) Return of Merger Consideration. At any time following the sixth month after the Effective Time, the Exchange Agent shall deliver any undistributed Merger Consideration to Feiya. All certificates representing Merger Consideration returned to the Surviving Corporation by the Exchange Agent after such time may be cancelled and the rights of any SMI Shareholder to such Merger Consideration shall be deemed to be only as a general creditor thereof with respect to any Merger Consideration that may be payable upon surrender of certificates representing SMI Capital Stock.

(d) No Further Ownership Rights in SMI Capital Stock. The cash and shares of Crane Common Stock paid in respect of the surrender for exchange of shares of SMI Capital Stock, including any shares of SMI Common Stock and/or SMI Preferred Stock that would have been issued upon the exercise of outstanding SMI Options, SMI Warrants and SMI Preferred Stock, respectively, in accordance with the terms hereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of SMI Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of SMI Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.2.

(e) Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of SMI Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 2.2 hereof; provided, however, that Crane may, in its discretion and as a condition precedent to the issuance thereof, require the SMI Shareholder who is the owner of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Crane or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

(f) Closing of Transfer Books. At the close of business on the day of the Effective Time, the stock transfer books of SMI shall be closed and thereafter there shall be no further registration of transfers of SMI Capital Stock on the records of SMI. From and after the Effective Time, the holders of SMI Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such SMI Capital Stock except as otherwise provided herein or by applicable law.

(i) From and after the Effective Time, each Certificate which prior to the Effective Time represented SMI Common Stock or SMI Preferred Stock (other than Dissenting Shares, as defined in Section 2.2(f)(ii) below), shall be deemed to represent only the right to receive the Merger Consideration and the holder of each such Certificate shall cease to have any rights with respect to SMI Capital Stock formerly represented thereby other than as provided in this Agreement.

(ii) Dissenting Shareholders.

(1) Notwithstanding any provision of this Agreement to the contrary, each share of SMI Preferred Stock and SMI Common Stock, the holder of which has not voted in favor of the Merger, that has perfected such holder’s right to seek relief as a dissenting shareholder in accordance with the applicable provisions of the California Code (“Appraisal”) and has not effectively withdrawn or lost such right to Appraisal (a “Dissenting Share”), shall not be converted into or represent a right to receive the consideration specified in this ARTICLE II, but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the California Code; provided, however, that any Dissenting Share, held by a person at the Effective Time who shall, after the Effective Time, lose the right of Appraisal pursuant to the California Code, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration.

(2) The Surviving Corporation shall give (i) Feiya and Crane prompt notice of any written demand for appraisal received by SMI pursuant to the applicable provisions of the California Code, and (ii) Feiya the opportunity to participate in all negotiations and proceedings with respect to such demands. SMI shall not, except with the prior written consent of Feiya, voluntarily make any payment with respect to any such demands (other than payment of the Merger Consideration payable for such shares of SMI Capital Stock) or offer to settle or settle any such demands. Notwithstanding the foregoing, to the extent that Feiya or SMI (i) makes any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement, (ii) incurs any other costs or expenses in respect of any Dissenting Shares (excluding payments for such shares) (together with (i) in this paragraph, “Excess Dissenting Share Payments”), Feiya shall be entitled to recover under the terms of ARTICLE X hereof the amount of such Excess Dissenting Share Payments without regard to the Basket Amount (as defined in Section 10.2(c)). The Surviving Corporation and SMI shall provide to Feiya (i) prompt notice of any written demands(s) for Appraisal, withdrawal of demands for Appraisal and any other instruments served pursuant to the applicable provisions of the California Code relating to the Appraisal process received by the Surviving Corporation or SMI, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for Appraisal under the California Code.

(3) To the extent that SMI Capital Stock are Dissenting Shares, upon the request of Feiya, Crane shall deliver to Feiya the Crane Common Stock and cash that such holders of Dissenting Shares would otherwise be entitled to receive, respectively, pursuant to Sections 2.2(b)(ii) and 2.2(b)(iii). Upon the request of Feiya, Crane shall also deliver to Feiya shares of Feiya Common Stock equal to the number of shares of Crane Common Stock delivered to Feiya in accordance with the first sentence of this Section 2.2(f)(ii)(3).

2.3 Final Stock Purchase. At the Final Closing and subject to and upon the terms and subject to the conditions of this Agreement, Feiya shall purchase from Crane, and Crane shall sell, convey, transfer, assign and deliver to Feiya, free and clear of all Liens, all of the outstanding shares of SMI capital stock (the “Crane SMI Shares”) for an amount equal to the Total Consideration.

2.4 Closings.

(a) Initial Closing. Unless this Agreement is earlier terminated pursuant to Section 11.1 hereof, the closing of the Initial Stock Purchase (the “Initial Closing”) will take place as promptly as practicable following the satisfaction or waiver of the conditions applicable to the Initial Closing set forth in ARTICLE IX hereof, but no later than two (2) business days after the satisfaction or waiver of such conditions, at the offices of Jones, Day, Reavis & Pogue, 2882 Sand Hill Road, Suite 240, Menlo Park, California, unless another time and/or place is mutually agreed upon in writing by Feiya, Crane, and SMI. The date upon which the Initial Closing actually occurs shall be referred to herein as the “Initial Closing Date”.

(b) Initial Closing Deliverables. At the Initial Closing,

(i) Crane shall deliver to Feiya the respective formal letters of approval, dated on or before the date of the Initial Closing (and still valid as of the Initial Closing), issued by the Investment Commission of the ROC Ministry of Economic Affairs (the “Investment Commission”) pursuant to the ROC Statute for Investment by Foreign Nationals (the “Statute”) approving (1) the transfer of Alpine Shares from Alpine to Crane and (2) the issuance of Feiya Shares from Feiya to Crane.

(ii) Crane shall deliver the Feiya Shares Consideration to Feiya.

(iii) Feiya shall deliver evidence showing registration of Crane as the shareholder of such number of Feiya Shares to Crane, provided, however, that 2,542,057 shares of Feiya Common Stock duly endorsed by Crane for transfer purposes (the “Escrow Shares”) will be deposited with the Escrow Agent in accordance with Section 10.2(b) and shall automatically be deemed a portion of the Escrow Fund on the Final Closing without any action by Feiya, Crane, or SMI.

(iv) SMI to deliver to Crane:

(1) For SMI Preferred Shareholders who are individuals, (a) a copy of such SMI Preferred Shareholder’s passport and (b) a power of attorney based on the form set forth in Exhibit F-1 (the “Power of Attorney”) authorizing Mr. William B. Lin of Deloitte & Touche, Taiwan, to take all such action that is necessary to effect the application in accordance with the applicable laws and regulations of the Republic of China for such SMI Preferred Shareholder (the power of attorney shall be notarized by the relevant Republic of China consulate where such SMI Preferred Shareholder is located); and

(2) For SMI Preferred Shareholders who are corporate entities, (a) a copy of such SMI Preferred Shareholder’s certificate of incorporation and (b) a power of attorney based on the form set forth in Exhibit F-2 authorizing Mr. William B. Lin of Deloitte & Touche, Taiwan, to take all such action that is necessary to effect the application in accordance with the applicable laws and regulations of the Republic of China for such SMI Preferred Shareholder (both the certificate of incorporation and the power of attorney shall be notarized by the relevant Republic of China consulate where such SMI Preferred Shareholder is located).

(v) SMI to deliver to the Escrow Agent:

(1) For SMI Preferred Shareholders who are individuals, (a) of copy of such SMI Preferred Shareholder’s passport and (b) a power of attorney based on the form set forth in Exhibit F-1 authorizing the Escrow Agent to take all such action that is necessary to effect the application in accordance with the applicable laws and regulations of the Republic of China for such SMI Preferred Shareholder (the power of attorney shall be notarized by the relevant Republic of China consulate where the SMI Preferred Shareholder is located); and

(2) For SMI Preferred Shareholders who are corporate entities, (a) a copy of such SMI Preferred Shareholder’s certificate of incorporation and (b) a power of attorney based on the form set forth in Exhibit F-2 authorizing the Escrow Agent to take all such action that is necessary to effect the application in accordance with the applicable laws and regulations of the Republic of China for such SMI Preferred Shareholder (the power of attorney shall be notarized by the relevant Republic of China consulate where the SMI Preferred Shareholder is located).

(vi) Crane shall deliver the Alpine Consideration to Alpine.

(vii) Alpine shall deliver shares of Feiya Common Stock, duly endorsed for transfer to Crane, representing the Alpine Shares.

(c) Second Closing. The closing of the Merger (the “Second Closing”) will take place no later than one (1) business day after the Initial Closing at the offices of Jones, Day, Reavis & Pogue, 2882 Sand Hill Road, Suite 240, Menlo Park, California, unless another time and/or place is mutually agreed upon in writing by Feiya and SMI. The date upon which the Second Closing actually occurs shall be referred to herein as the “Second Closing Date.”

(d) Second Closing Deliverables. At the Second Closing, Crane shall deliver to Feiya a certified copy of the Agreement of Merger filed with the Secretary of State of the State of California evidencing the effectiveness of the Merger.

(e) Final Closing. The closing of Acquisition (the “Final Closing”) will take place immediately after the Second Closing, at the offices of Jones, Day, Reavis & Pogue, 2882 Sand Hill Road, Suite 240, Menlo Park, California, unless another time and/or place is mutually agreed upon in writing by Feiya and Crane. The date upon which the Initial Closing actually occurs shall be referred to herein as the “Final Closing Date.”

(f) Final Closing Deliverables. At the Final Closing

(i) Crane shall deliver certificates representing the Crane SMI Shares (accompanied by duly endorsed stock powers in blank) to Feiya.

(ii) Feiya shall deliver to Lender on behalf of Crane the Total Consideration.

(iii) Lender shall deliver to Crane evidence of full repayment of the Loan Amount and cancellation of the Promissory Note.

(iv) Feiya shall deliver by wire transfer the fees and expenses of Jones, Day, Reavis & Pogue.

(v) Crane shall deliver by wire transfer the fees and expenses of Milbank, Tweed, Hadley & McCloy, LLP.

(g) Post Final Closing Actions.

(i) After Final Closing, Crane shall make the Distribution in accordance with Section 8.15

2.5 Tax Consequences.

(a) None of the parties to this Agreement make any representations or warranties to other any other party regarding (i) the tax treatment of the Merger or the Stock Purchases, or (ii) any of the tax consequences to any other party. Each party solely relied on their own tax advisors in connection with this Agreement, the Merger, the Stock Purchases and the other transactions contemplated by this Agreement and the Non-Competition Agreements, and have not relied, and are not relying on other parties or their respective legal counsel or tax advisers for any advice or counsel with respect to the tax treatment of the Merger, the Stock Purchases and the other transactions contemplated by this Agreement and the Non-Competition Agreements.

(b) Solely for United Stated Federal Income Tax purposes, the transactions described in this Agreement with respect to the holders of SMI Preferred Stock are intended to be treated as a taxable exchange of SMI Preferred Stock for Feiya Shares.

2.6 Taking of Necessary Action; Further Action. If, any time after the Final Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, or to consummate the transactions contemplated by the Stock Purchases and to ensure that SMI retains full right, title and possession to all of its assets, properties, rights, privileges, powers and franchises, Feiya, Alpine, Crane and SMI and their respective officers and directors are fully authorized (in the name of their respective corporations or otherwise, as appropriate) to take, and will take, all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SMI

SMI hereby represents and warrants to Feiya, as of the date hereof and as of the Closing Dates as though made on the Closing Dates (except for those representations and warranties which specifically address matters only as of a particular date), subject to such exceptions as are specifically disclosed in writing (with reference to a specific section of this Agreement to which each such exception applies) in a disclosure schedule supplied by SMI to Feiya dated as of the date hereof and certified by a duly authorized officer of SMI (the “Disclosure Schedule”), which disclosure shall provide an exception to, or otherwise qualify or respond to, the representations or warranties of SMI specifically referred to in such disclosure and any other representation or warranty of SMI to the extent that it is reasonably apparent from such disclosure that such disclosure is applicable to such other representation or warranty, as follows:

3.1 Organization of SMI. SMI is a corporation duly organized, validly existing and in good standing under the laws of the State of California. SMI has the corporate power to own its properties and to carry on its business as currently conducted and as SMI currently contemplates to conduct such business. SMI is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification or license is required except where failure to be so qualified would not have an SMI Material Adverse Effect. SMI has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date and in full force and effect on the date hereof, to Feiya. Schedule 3.1 to this Agreement lists the directors and officers of SMI as of the date of this Agreement. Except as set forth in Schedule 3.1, the operations now being conducted by SMI are not now, and have never been, conducted by SMI under any name other than “Silicon Motion, Inc.”

3.2 SMI Capital Structure.

(a) As of the date hereof and immediately prior to the Effective Time, the authorized capital stock of SMI consists of (i) 60,000,000 shares of Common Stock, no par value, and (ii) 22,172,735 shares of SMI Preferred Stock, no par value, of which 7,500,000 are designated Series A Preferred Stock (the “Series A Preferred”), of which 1,968,570 are designated Series B Preferred Stock (the “Series B Preferred”), of which 2,038,155 are designated Series C Preferred Stock (the “Series C Preferred”), of which 2,166,010 are designated Series D-1 Preferred Stock (the “Series D-1 Preferred”), of which 1,750,000 are designated Series D-2 Preferred Stock (the “Series D-2 Preferred”), and of which 6,750,000 are designated Series E Preferred Stock (the “Series E Preferred”).

(b) As of the date hereof and immediately prior to the Effective Time, there are (i) 4,135,199 shares of SMI Common Stock, (ii) 7,500,000 shares of Series A Preferred, (iii) 1,950,108 shares of Series B Preferred, (iv) 2,038,155 shares of Series C Preferred, (v) 2,018,684 shares of Series D-1 Preferred, (vi) 1,750,000 shares of Series D-2 Preferred, and (vii) 5,080,153 shares of Series E issued and outstanding.

(c) As of the date hereof, the capitalization of SMI is as set forth in Schedule 3.2(c).

(d) As of the date hereof, the SMI Common Stock and SMI Preferred Stock is held of record by the persons with the addresses and in the amounts set forth in Schedule 3.2(d).

(e) As of the date hereof and immediately prior to the Effective Time: (i) all outstanding shares of SMI Common Stock and SMI Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of SMI, or any agreement to which SMI is a party or by which it is bound, and have been issued in compliance with federal and state securities laws; (ii) the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of SMI Preferred Stock are as set forth in SMI’s Articles of Incorporation, as amended; (iii) there have been no adjustments made or required to be made to the conversion rates applicable to SMI Preferred Stock set forth in SMI’s Articles of Incorporation; (iv) all outstanding shares of SMI Capital Stock and SMI Options have been issued or repurchased (in the case of shares that were outstanding and repurchased by SMI or any stockholder of SMI) in compliance with all applicable federal, state, foreign, or local statutes, laws, rules, or regulations, including federal and state securities laws; (v) SMI has not, and will not have, suffered or incurred any liability (contingent or otherwise) or Loss (as defined in Section 10.2(a) hereof) relating to or arising out of the repurchase of any SMI Capital Stock or SMI Options; (vi) there are no declared or accrued but unpaid dividends with respect to any shares of SMI Capital Stock; (vii) SMI has no capital stock authorized, issued or outstanding other than as set forth on Schedule 3.2(e)(1) hereof; (viii) no vesting provisions applicable to any shares of SMI Capital Stock to SMI Options, or to any other rights to purchase SMI Capital Stock, will accelerate as a result of the Merger other than as set forth on Schedule 3.2(e)(2) hereof; and (ix) the requisite vote required to approve the Merger and this Agreement under applicable law, SMI’s Articles of Incorporation, SMI’s Bylaws, and any other agreement to which SMI or any SMI Shareholder is bound is as set forth in Schedule 3.2(e)(3).

(f) As of the date hereof, except for SMI’s 1996 Stock Option Plan (the “1996 Plan”) and SMI’s 1999 Stock Option Plan (the “1999 Plan”), SMI has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. SMI has reserved 2,550,000 shares of SMI Common Stock for issuance upon the exercise of options granted under the 1996 Plan, of which (i) 298,886 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the 1996 Plan (whether vested or unvested), and (ii) 2,418,200 shares have been issued, as of the date hereof, upon the exercise of options granted under the 1996 Plan. SMI has reserved 3,416,349 shares of SMI Common Stock for issuance upon the exercise of options granted under the 1999 Plan, of which (i) 2,808,700 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the 1999 Plan, and (ii) 4,939,300 shares have been issued, as of the date hereof, upon the exercise of options granted under the 1999 Plan.

(g) Each SMI Option shall have been canceled or extinguished as of the Second Closing for SMI Options granted pursuant to the 1996 Plan or 15 days after the Effective Date for SMI Options granted pursuant to the 1999 Plan.

(h) Schedule 3.2(h)(1) sets forth for each outstanding SMI Option as of the date of this Agreement, the name of the holder of such option, the number of shares of SMI Capital Stock issuable upon the exercise of such SMI Option, the exercise price of such SMI Option, the vesting schedule for such SMI Option, including the extent vested as of the date hereof and whether the vesting of such SMI Option will be accelerated by the transactions contemplated by this Agreement. Schedule 3.2(h)(2) sets forth for each outstanding SMI Warrant as of the date of this Agreement, the name of the holder of such warrant, the number of shares of SMI Capital Stock issuable upon the exercise of such SMI Warrant, the type of shares, and the exercise price of such SMI Warrant.

(i) Except for SMI Options and SMI Warrants described in Schedule 3.2(h)(1) and Schedule 3.2(h)(2), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which SMI is a party or by which it is bound obligating SMI to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of SMI Capital Stock or obligating SMI to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to SMI. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of SMI. As a result of the Merger, Crane will be the sole record and beneficial holder of all issued and outstanding SMI capital stock and all rights to acquire or receive any shares of SMI capital stock.

3.3 Subsidiaries. Except as set forth on Schedule 3.3, SMI does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has never otherwise owned, any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Each SMI subsidiary or affiliated company set forth on Schedule 3.3 (each, a “Subsidiary”) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary has the corporate power to own its properties and to carry on its business as now being conducted. Each Subsidiary is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which such qualification or license is required. A true and correct copy of each Subsidiary’s charter documents and bylaws, each as amended to date, has been made available to Feiya. Schedule 3.3 lists the directors and officers of each Subsidiary as of the date of this Agreement. All of the shares of capital stock of each Subsidiary are owned of record and beneficially by SMI. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which any Subsidiary is a party or by which any is bound obligating such Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any shares of the capital stock of such Subsidiary or obligating such Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any Subsidiary.

3.4 Authority. SMI has all requisite corporate power and authority to enter into this Agreement and the Agreement of Merger and, subject to the adoption of this Agreement by the SMI Shareholders, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of SMI, and no further action is required on the part of SMI to authorize this Agreement or the Agreement of Merger and the transactions contemplated hereby and thereby. Except as set forth in Schedule 3.4, this Agreement and the Merger have been unanimously approved by the Board of Directors of SMI. This Agreement and the Agreement of Merger have been duly executed and delivered by SMI, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of SMI, enforceable against it in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. SMI had all corporate power and authority to execute and deliver this Agreement, the Agreement of Merger, to file the Agreement of Merger with the Secretary of State of the State of California and to consummate the Merger, subject to the adoption of the Agreement of Merger by the SMI Shareholders.

3.5 No Conflict. Except as set forth in Schedule 3.5, the execution and delivery by SMI of this Agreement, the Agreement of Merger and any Related Agreement to which SMI is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a “Conflict”) (i) any provision of the charter documents SMI or any Subsidiary subject to the approval of this Agreement by the SMI Shareholders, (ii) any material mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, or any material permit, concession, franchise or license to which Crane, SMI or any Subsidiary or any of their respective properties or assets (including intangible assets), is subject, or (iii) subject to obtaining the approval of this Agreement and the Agreement of Merger by the SMI Shareholders and obtaining the material consents, approvals, authorizations and permits and making the required registrations, filings and notifications as set forth in Schedule 3.6, any material judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SMI or any Subsidiary or any of their respective properties (tangible and intangible) or assets. Except as set forth in Schedule 3.5, SMI and each Subsidiary are in material compliance with and have not breached, violated or defaulted under, or received notice that they have breached, violated or defaulted under, any of the terms or conditions of any material mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license to which SMI or such Subsidiary or any of their respective properties or assets (whether tangible or intangible) is subject (each a “Contract” and collectively the “Contracts”), nor does SMI have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and neither SMI nor any Subsidiary is subject to any default thereunder, nor is any party obligated to SMI or any Subsidiary pursuant to any such Contract in default thereunder. SMI has obtained or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger and the Stock Purchases, or for any such Contract to remain in full force and effect through and after the Effective Time and the Final Closing Date. Following the Final Closing Date, SMI and each Subsidiary will be permitted to exercise all of their respective rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which SMI and such Subsidiary would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by the Merger and this Agreement not occurred.

3.6 Consents. Except as set forth in Schedule 3.6, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other national/federal, provincial/state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a “Governmental Entity”) or any third party, including a party to any agreement with SMI or any Subsidiary (so as not to trigger any Conflict), is required by or with respect to SMI or any Subsidiary in connection with the execution and delivery of this Agreement, the Merger and the Agreement of Merger or the consummation of the transactions contemplated hereby or thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (ii) the filing of the Agreement of Merger with the Secretary of State of the State of California, and (iii) the approval of the Merger and the Agreement of Merger by the SMI Shareholders.

3.7 SMI Financial Statements. Schedule 3.7 sets forth (i) SMI’s audited financial statements as of December 31, 2001, and the related statements of income, cash flow and shareholders’ equity for the twelve-(12) month period ended December 31, 2001 (the “Year-End Financials”), and (ii) SMI’s unaudited financial statements as of March 31, 2002, and the related unaudited statement of income for the three-(3) months ended March 31, 2002 (collectively, the “Interim Financials,” and, together with the Year-End Financials, collectively, the “Financials”). The Financials have been prepared in accordance with GAAP consistently applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain footnotes and other presentation items that may be required by GAAP). The Financials present fairly the financial condition, operating results and cash flows of SMI as of the dates and for the periods indicated therein, subject in the case of the Interim Financials to normal year-end adjustments. SMI’s unaudited balance sheet as of March 31, 2002 is referred to hereinafter as the “Current Balance Sheet.”

3.8 No Undisclosed Liabilities. Neither SMI nor any Subsidiary has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP) (each, a “Liability”) other than any such Liability which (i) is reflected in the Current Balance Sheet, (ii) has arisen since March 31, 2002, in the ordinary course of business consistent with past practice or (iii) arose prior to March 31, 2002 and is immaterial.

3.9 No Changes. Except as set forth in Schedule 3.9, between March 31, 2002 and the date of this Agreement there has not been, occurred or arisen any:

(a) transaction by SMI or any Subsidiary except in the ordinary course of business and consistent with past practice (other than signing of the term sheet providing for this transaction);

(b) amendments or changes to the Articles of Incorporation or Bylaws of SMI or Subsidiary;

(c) capital expenditures or capital expenditure commitments by SMI or any Subsidiary exceeding US$25,000 individually or US$100,000 in the aggregate;

(d) payment, discharge or satisfaction, in any amount in excess of US$100,000 in any one case, or US$100,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

(e) destruction of, damage to or loss of any material assets (whether tangible or intangible) or material business or loss of any material customer of SMI or any Subsidiary (whether or not covered by insurance);

(f) labor dispute, organizational effort by any union, unfair labor practice charge, wrongful termination charge or employment discrimination charge, or institution or threatened institution of any effort, complaint or other proceeding in connection therewith, involving SMI or any Subsidiary or affecting the operations of SMI or such Subsidiary;

(g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by SMI or any Subsidiary other than as required by GAAP;

(h) change in any election in respect of Taxes, adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(i) revaluation by SMI or any Subsidiary of any of their respective assets, whether tangible or intangible, except as required by GAAP and as reflected on the Current Balance Sheet;

(j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any SMI Common Stock or SMI Preferred Stock (excluding repurchase of SMI Warrants), or any split, combination or reclassification in respect of any shares of SMI Common Stock or SMI Preferred Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of SMI Common Stock or SMI Preferred Stock, or any direct or indirect repurchase, redemption, or other acquisition by SMI of any shares of SMI Common Stock or SMI Preferred Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor) (excluding repurchase of SMI Warrants), except in accordance with the agreements evidencing SMI Options or as contemplated by the transaction set forth in this Agreement;

(k) material increase in the salary or other compensation payable or to become payable by SMI or any Subsidiary to any of their respective officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by SMI or any Subsidiary of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

(l) sale, lease or other disposition of any of the material assets or material properties of SMI or any Subsidiary or any creation of any security interest in such material assets or material properties;

(m) loan by SMI or any Subsidiary to any person or entity, incurring by SMI of any indebtedness (other than trade payables incurred in the ordinary course of business consistent with past practice), guaranteeing by SMI or any Subsidiary of any indebtedness, issuance or sale of any debt securities of SMI or any Subsidiary or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

(n) affirmative or knowing waiver or release of any right or claim of SMI or any Subsidiary, including any write-off or other compromise of any account receivable of SMI or any Subsidiary;

(o) the commencement, settlement, notice or threat of any lawsuit or proceeding or other investigation against SMI or any Subsidiary or their affairs, or any reasonable basis for any of the foregoing;

(p) event or condition of any character that has been or is reasonably likely to be materially adverse to the business, assets (whether tangible or intangible), financial condition, results of operations or capitalization of SMI and its Subsidiaries, taken as a whole; or

(q) agreement by SMI, any Subsidiary or any officer or employee on behalf of SMI or such Subsidiary to do any of the things described in the preceding clauses (a) through (p) of this Section 3.9 (other than negotiations with Feiya and its representatives regarding the transactions contemplated by this Agreement).

3.10 Tax Matters.

(a) Definition of Taxes. For the purposes of this Agreement, the term “Tax” or, collectively, “Taxes” shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 3.10(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 3.10(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b) Tax Returns and Audits.

(i) As of the Closing Dates, SMI and each Subsidiary will have prepared and timely filed all required material federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) relating to any and all Taxes concerning or attributable to SMI, such Subsidiary or their respective operations, and such Returns are true and correct and have been completed in accordance with applicable law.

(ii) As of the Closing Dates, SMI and each Subsidiary (A) will have timely paid all Taxes it is then required to pay and will have withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act (“FICA”), Federal Unemployment Tax Act (“FUTA”) and other Taxes required to be withheld, except for amounts that are not material in the aggregate, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods preceding the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Closing Dates, other than in the ordinary course of business.

(iii) Neither SMI nor any Subsidiary is delinquent in the payment of any material Tax, nor is there any Tax deficiency outstanding, assessed or to the Knowledge of SMI proposed against SMI or any Subsidiary, nor has SMI or any Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv) No audit or other examination of any Return of SMI or any Subsidiary is presently in progress, nor has SMI or any Subsidiary been notified in writing of any request for such an audit or other examination.

(v) SMI has made available to Feiya, or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for SMI and each Subsidiary filed for all periods since its inception.

(vi) To the Knowledge of SMI, there are, and immediately following the Closing Dates there will be, no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, “Liens”) on the assets of SMI or any Subsidiary relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

(vii) Neither SMI nor any Subsidiary has Knowledge of assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of SMI.

(viii) None of SMI’s or any Subsidiary’s assets is treated as “tax-exempt use property,” within the meaning of Section 168(h) of the Code.

(ix) Neither SMI nor any Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by SMI.

(x) Neither SMI nor any Subsidiary is a party to any tax sharing, indemnification or allocation agreement nor does SMI or any Subsidiary owe any amount under any such agreement.

(xi) Neither SMI nor any Subsidiary is, and neither has been at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(xii) No adjustment relating to any Return filed by SMI or any Subsidiary has been proposed in writing by any tax authority to SMI, any Subsidiary or any representative thereof.

(xiii) Neither SMI nor any Subsidiary has (a) ever been a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group including Crane following the Effective Time), (b) any liability for the Taxes of any person (other than SMI or any Subsidiary) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise or (c) ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

(xiv) Neither SMI nor any Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(c) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which SMI or any Subsidiary is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of SMI or any Subsidiary, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code (other than a temporary disallowance of a deduction under Section 404(a)(5) of the Code).

3.11 Restrictions on Business Activities. There is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which SMI or any Subsidiary is a party or otherwise binding upon SMI or any Subsidiary which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of SMI or any Subsidiary, any acquisition of property (tangible or intangible) by SMI or any Subsidiary, the conduct of business by SMI or any Subsidiary or otherwise limiting the freedom of SMI or any Subsidiary to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, neither SMI nor any Subsidiary has entered into any agreement under which SMI or such Subsidiary is restricted from selling, licensing or otherwise distributing any of their respective technology or products to, or from providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

3.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

(a) Neither SMI nor any Subsidiary owns any real property, nor has either SMI or any Subsidiary ever owned any real property. Schedule 3.12(a) sets forth a list of all real property leased by SMI or any Subsidiary as of the date of this Agreement, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any such lease, the aggregate annual rental payable under any such lease. Each lease pursuant to which SMI leases any real property is in full force and effect, is valid and effective in accordance with their respective terms, and there is not, under any of such lease, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by SMI or, to SMI’s Knowledge, by any other party.

(b) Except as set forth in Schedule 3.12(b), SMI and each Subsidiary has good and marketable title to, or, in the case of leased properties and assets, marketable leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract materially from the value or interfere materially with the present use of the property subject thereto or affected thereby.

(c) Schedule 3.12(c) lists all material items of equipment owned or leased by SMI or a Subsidiary as of the date of this Agreement. Each material item of equipment (the “Equipment”) owned or leased by SMI or a Subsidiary is (i) adequate in all material respects for the conduct of the business of SMI or such Subsidiary, as applicable, as currently conducted and as currently contemplated by SMI to be conducted, and (ii) in good operating condition in all material respects, regularly and properly maintained, subject to normal wear and tear.

3.13 Intellectual Property.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Intellectual Property” shall mean any or all of the following (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, and (viii) any and all instantiations of the foregoing in any form and embodied in any media.

“Intellectual Property Rights” shall mean worldwide common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyrights registrations and copyrights applications and “moral” rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) trademarks, trade names and service marks, (v) analogous rights to those set forth above, (vi) divisionals, continuations, continuation-in-part, renewals, reissuances, reexaminations, and extensions of the foregoing (as applicable), and other proprietary rights relating to intangible intellectual property.

“Registered Intellectual Property Rights” shall mean Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

“SMI Intellectual Property” shall mean any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to SMI.

(b) Schedule 3.13(b) lists all Registered Intellectual Property owned by, or filed in the name of, SMI or any Subsidiary as of the date of this Agreement and lists as of the date of this Agreement any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) related to any of SMI’s or any Subsidiary’s Registered Intellectual Property Rights.

(c) Except as set forth in Schedule 3.13(c), each item of SMI Intellectual Property, including all Registered Intellectual Property listed in Schedule 3.13(b) above, and all Intellectual Property licensed to SMI or any Subsidiary, is free and clear of any Liens.

(d) Other than (i) “shrink-wrap” and similar widely available binary code and commercial end-user licenses, and (ii) as set forth on Schedule 3.13(d), to the extent that any Intellectual Property has been developed or created independently or jointly by any person other than SMI or any Subsidiary for which SMI or any Subsidiary has, directly or indirectly, paid, SMI or any Subsidiary has a written agreement with such person with respect thereto, and SMI or any Subsidiary thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment.

(e) Except as set forth in Schedule 3.13(e), Neither SMI nor any Subsidiary has transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was SMI Intellectual Property, to any other person.

(f) Other than (i) “shrink-wrap” and similar widely available binary code and commercial end-user licenses, or (ii) as set forth in Schedule 3.13(f), the SMI Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of SMI or any Subsidiary as it currently is conducted or is currently contemplated by SMI or any Subsidiary to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development) of SMI or any Subsidiary.

(g) Other than “shrink-wrap” and similar widely available binary code and commercial end-user licenses, Schedule 3.13(g) lists all contracts, licenses and agreements to which SMI or any Subsidiary is a party as of the date of this Agreement with respect to any Intellectual Property and Intellectual Property Rights. No person who has licensed Intellectual Property or Intellectual Property Rights to SMI or any Subsidiary has ownership rights or license rights to improvements made by SMI or any Subsidiary in Intellectual Property which has been licensed to SMI or any Subsidiary.

(h) Other than “shrink-wrap” and similar widely available binary code and commercial end-user licenses, Schedule 3.13(h) lists all contracts, licenses and agreements between SMI or any Subsidiary and any other person as of the date of this Agreement wherein or whereby SMI or such Subsidiary has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by SMI, such Subsidiary or such other person of the Intellectual Property Rights of any person other than SMI or such Subsidiary.

(i) The operation of the business of SMI and each Subsidiary as they currently are conducted or are currently contemplated by SMI to be conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of SMI and such Subsidiary, has not, does not and, will not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. Other than as set forth on Schedule 3.13(i) and Schedule 3.17, neither SMI nor any Subsidiary has received any notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of SMI or any Subsidiary infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does SMI have Knowledge of any claims or any basis therefor). There have been no assertions to SMI or any Subsidiary by other persons against SMI or any Subsidiary conflicting with SMI Intellectual Property.

(j) Except as set forth in Schedule 3.13(i), each item of SMI Registered Intellectual Property Rights owned by, or filed in the name of, SMI or any Subsidiary (the “SMI Registered Intellectual Property”) is valid and subsisting, and, to the Knowledge of SMI or any Subsidiary, all necessary registration, maintenance and renewal fees in connection with such SMI Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such SMI Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such SMI Registered Intellectual Property. In each case in which SMI or any Subsidiary has acquired any Intellectual Property rights from any person, SMI or such Subsidiary, as applicable, has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including any right to seek past and future damages with respect thereto) to SMI or any Subsidiary and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, SMI or any Subsidiary has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or respective equivalents in any relevant foreign jurisdiction, as the case may be.

(k) There are no contracts, licenses or agreements between SMI or Subsidiary and any other person with respect to SMI Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by SMI or any Subsidiary thereunder.

(l) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Feiya by operation of law or otherwise (to the extent that such transactions are deemed to effect such assignment) of any contracts or agreements to which SMI or any Subsidiary is a party, will result in: (i) Feiya, SMI or any Subsidiary granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, any of them, (ii) Feiya, SMI or any Subsidiary being bound by, or subject to, any non-competition or other material restriction on the operation or scope or their respective businesses, or (iii) Feiya, SMI or any Subsidiary being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

(m) To the Knowledge of SMI, no person is infringing or misappropriating any SMI Intellectual Property.

(n) SMI or each Subsidiary has taken all reasonable steps to protect SMI’s or such Subsidiary’s rights in confidential information and trade secrets of SMI and such Subsidiary or provided by any other person to SMI or such Subsidiary. Without limiting the foregoing, SMI and each Subsidiary have, and enforces, a policy requiring each employee and consultant to execute proprietary information, confidentiality and assignment agreements substantially in SMI’s standard forms, and all current and former employees and consultants of SMI or such Subsidiary have executed such an agreement in substantially SMI’s standard form.

(o) No SMI Intellectual Property or Intellectual Property Rights or service of SMI or any Subsidiary is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by SMI or such Subsidiary or may affect the validity, use or enforceability of such SMI Intellectual Property.

(p) None of SMI Intellectual Property was developed by or on behalf of or using grants or any other subsidies of any governmental entity or any university.

3.14 Agreements, Contracts and Commitments.

(a) Except as set forth in or excepted from (by virtue of the specific exclusions contained in Schedules 3.13(g) or 3.13(h)), Schedules 3.13(g) and 3.13(h), or as set forth in Schedule 3.14(a), neither SMI nor any Subsidiary is a party to nor is it bound by:

(i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

(ii) except as contemplated by this Agreement, any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iii) any fidelity or surety bond or completion bond;

(iv) any lease of personal property having a value in excess of US$25,000 individually or US$100,000 in the aggregate;

(v) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of US$25,000 per individual payment or US$100,000 in aggregate payments;

(vi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of SMI’s business;

(vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, other than extension of credit in connection with trade payables in the ordinary course of business consistent with past practice;

(viii) any purchase order or contract for the purchase of materials involving in excess of US$25,000 individually or US$100,000 in the aggregate;

(ix) any construction contracts;

(x) any dealer, distribution, joint marketing or development agreement;

(xi) any non-employee sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of SMI’s or any Subsidiary’s products, technology or services; or

(xii) any other agreement, contract or commitment that involves US$25,000 individually or US$100,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

3.15 Interested Party Transactions. Except as set forth in Schedule 3.15, no officer or, to the Knowledge of SMI, director or Significant Shareholder of SMI or any Subsidiary (nor any immediate family member of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that SMI or any Subsidiary furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to SMI or any Subsidiary, any goods or services, or (iii) a beneficial interest in any Contract to which SMI or Subsidiary is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an “interest in any entity” for purposes of this Section 3.15. For the purposes of this Agreement, “Significant Shareholder” shall mean a holder of five percent or more of SMI Capital Stock.

3.16 Governmental Authorization. Except where the failure to have governmental authorization would not have a Material Adverse Effect, each consent, license, permit, grant or other authorization (i) pursuant to which SMI or any Subsidiary currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of SMI’s or any Subsidiary’s business as currently conducted or currently contemplated by SMI to be conducted by SMI or the holding of any such interest (collectively, “SMI Authorizations”) has been issued or granted to SMI or such Subsidiary. SMI Authorizations are in full force and effect and, to SMI’s Knowledge, constitute all SMI Authorizations required to permit SMI or each Subsidiary to operate or conduct its business.

3.17 Litigation. Except as set forth in Schedule 3.17, there is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of SMI, threatened, against SMI or any Subsidiary, their respective properties (tangible or intangible) or any of their officers or directors (to the extent such action, suit, claim or proceeding reasonably relates to, or would adversely affect, such person’s performance as an officer or director), nor to the Knowledge of SMI, is there any reasonable basis therefor. There is no investigation or other proceeding pending or to the Knowledge of SMI, threatened, against SMI or any Subsidiary, any of their respective properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, nor to the Knowledge of SMI is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of SMI or any Subsidiary to conduct their respective operations as presently or previously conducted or as presently contemplated to be conducted.

3.18 Accounts Receivable.

(a) SMI and each Subsidiary have made available to Feiya a list of all accounts receivable of such parties as of March 31, 2002, together with a range of days elapsed since invoice.

(b) Except as set forth in Schedule 3.18(b), all of SMI’s and each Subsidiary’s accounts receivable, which have been made available to Feiya in accordance with Section 3.18 above, arose in the ordinary course of business, and are carried at values determined in accordance with GAAP consistently applied, and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to March 31, 2002, as reflected on the books and records of SMI and such Subsidiary (which are prepared in accordance with GAAP). No person has any Lien on any of SMI’s or any Subsidiary’s accounts receivable and no request or agreement for deduction or discount has been made with respect to any of SMI’s or any Subsidiary’s accounts receivable.

3.19 Minute Books. The minutes of SMI and each Subsidiary made available to counsel for Feiya are the only minutes of SMI and such Subsidiary and contain accurate summaries of all actions of the Board of Directors (or committees thereof) of SMI and each Subsidiary and their respective shareholders since the time of incorporation of SMI or such Subsidiary, as the case may be.

3.20 Environmental Matters.

(a) Hazardous Material. Neither SMI nor any Subsidiary has: (i) operated any underground storage tanks at any property that SMI or such Subsidiary has at any time owned, operated, occupied or leased, or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a “Hazardous Material”), but excluding office and janitorial supplies properly and safely maintained. To the Knowledge of SMI, no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that SMI or any Subsidiary has at any time owned, operated, occupied or leased.

(b) Hazardous Materials Activities. To the Knowledge of SMI, neither SMI nor any Subsidiary has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has SMI or such Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as “Hazardous Materials Activities”) in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(c) Permits. To the Knowledge of SMI, SMI and each Subsidiary currently holds all environmental approvals, permits, licenses, clearances and consents (the “Environmental Permits”) necessary for the conduct of SMI’s and each Subsidiary’s Hazardous Material Activities, respectively, and other businesses of SMI or such Subsidiary.

(d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Knowledge of SMI threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of SMI or any Subsidiary.

3.21 Brokers’ and Finders’ Fees. Except as set forth in Schedule 3.21, neither SMI nor any Subsidiary has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Schedule 3.21 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

3.22 Employee Benefit Plans and Compensation.

(a) Definitions. For all purposes of this Section 3.22, the following terms shall have the following respective meanings:

“Affiliate” shall mean each Subsidiary and any other person or entity that is treated as a single employer with SMI Section 414(b), (c), (m) or (o) of the Code, and the Treasury regulations issued thereunder.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“DOL” shall mean the United States Department of Labor.

“Employee” shall mean any current or former employee, consultant or director of SMI or any Subsidiary.

“Employee Agreement” shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between SMI or any Subsidiary and any Employee.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“FMLA” shall mean the Family Medical Leave Act of 1993, as amended.

“IRS” shall mean the United States Internal Revenue Service.

“International Employee Plan” shall mean each material SMI Employee Plan that has been adopted or maintained by SMI or any Subsidiary, whether informally or formally, with respect to which SMI or any Subsidiary will or may have any liability for the benefit of Employees who perform services outside the United States.

“PBGC” shall mean the United States Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean each SMI Employee Plan which is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

“SMI Employee Plan” shall mean any material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by SMI or any Subsidiary for the benefit of any Employee, and with respect to which SMI or any Subsidiary has or may have any liability or obligation.

(b) Schedule. Schedule 3.22(b)(1) contains an accurate and complete list as of the date of this Agreement of each SMI Employee Plan and each Employee Agreement. Neither SMI nor any Subsidiary has made any binding commitment to establish any new SMI Employee Plan or Employee Agreement, to material modify any SMI Employee Plan or Employee Agreement (except to the extent required by applicable law, in each case as previously disclosed to Crane in writing, or as required by this Agreement), or to adopt or enter into any SMI Employee Plan or Employee Agreement. Schedule 3.22(b)(2) sets forth a table setting forth the name and salary of each Employee of SMI as of the date of this Agreement.

(c) Documents. Except as set forth on Schedule 3.22(c), SMI has provided or made available to Feiya correct and complete copies of (i) all documents embodying each SMI Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, required under ERISA or the Code in connection with each SMI Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each SMI Employee Plan; (iv) if SMI Employee Plan is funded, the most recent annual and periodic accounting of SMI Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each SMI Employee Plan; (vi) all material written agreements and contracts relating to each SMI Employee Plan, including, without limitation, administrative service agreements and group insurance contracts; (vii) all communications material to any Employee or Employees relating to any SMI Employee Plan and any proposed SMI Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to SMI or any Subsidiary; (viii) all IRS determination, opinion, notification and advisory letters; and (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each SMI Employee Plan.

(d) Employee Plan Compliance. SMI and each Subsidiary has performed in all material respects all obligations required to be performed by it under each SMI Employee Plan has been established and maintained in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Each SMI Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such SMI Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such SMI Employee Plan. There are no actions, suits or claims pending, or, to the Knowledge of Crane or SMI threatened (other than routine claims for benefits) against any SMI Employee Plan or against the assets of any SMI Employee Plan. Each SMI Employee Plan may be amended, terminated or otherwise discontinued after the Final Closing Date in accordance with its terms, without material liability to Crane, SMI or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or threatened by the IRS or DOL with respect to any SMI Employee Plan. Neither SMI nor any Affiliate is subject to any material penalty or tax with respect to any SMI Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

(e) No Pension, Collectively Bargained, Multiemployer or Multiple Employer Plans. Neither of SMI, nor any other Affiliate has during the past five years maintained, established, sponsored, participated in, contributed to or been obligated to contribute to, any (i) Pension Plan subject to Title IV of ERISA or Section 412 of the Code, (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA or (iii) multiple employer plan or any plan described in Section 413 of the Code.

(f) No Post-Employment Obligations. No SMI Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and to the Knowledge of Crane or SMI, neither SMI nor any Subsidiary has ever made a binding representation, promise or contract (whether in oral or written form) to or with any Employee (either individually or to Employees as a group) or any other person providing that such Employee(s) or other person would be entitled to retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

(g) Effect of Transaction. Except as set forth in Schedule 3.22(g), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any SMI Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by this Agreement.

(h) Employment Matters. SMI and each Subsidiary: (i) is in compliance in all materials respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). To the Knowledge of SMI, there are no pending, threatened, or reasonably anticipated claims or actions against SMI under any worker’s compensation policy or long-term disability policy.

(i) Labor. No work stoppage or labor strike against SMI or any Subsidiary is pending or threatened, or reasonably anticipated. SMI does not know of any activities or proceedings of any labor union to organize any Employees. To the Knowledge of SMI, there are no actions, suits, claims, labor disputes or grievances pending, threatened, or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. Neither SMI nor any Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither SMI nor any Subsidiary is, nor has either been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by SMI or any Subsidiary.

(j) International Employee Plan. Neither SMI nor any Subsidiary has, or has during the past five years had, the obligation to maintain, establish, sponsor, participate in or contribute to any International Employee Plan.

3.23 Insurance. As of the date of this Agreement, SMI and its Subsidiaries have insurance in amounts that are customary and reasonable for similarly situated companies. There is no claim by SMI or any Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and SMI and each Subsidiary are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

3.24 Compliance with Laws. SMI and each Subsidiary has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any applicable foreign, federal, state or local statute, law or regulation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FEIYA

Feiya hereby represents and warrants to SMI that on the date hereof and as of the Closing Dates, as though made on the Closing Dates, as follows:

4.1 Organization, Standing and Power. Feiya is a company limited-by-shares duly organized and validly existing under the laws of the Republic of China, and has the corporate power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it.

4.2 Authority. Feiya has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement and the transactions contemplated thereby by the shareholders of Feiya, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Feiya and, subject to the adoption of this Agreement and the transactions contemplated thereby by the shareholders of Feiya, no further action is required on the part of Feiya to authorize the Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Feiya and constitutes the legal, valid and binding obligations of Feiya, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.3 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the charter documents of Feiya subject to the approval of this Agreement and the transactions contemplated hereby by the shareholders of Feiya, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Feiya or any of its properties or assets is subject, except in each case where such Conflict will not have a Feiya Material Adverse Effect, (iii) subject to obtaining the approval of this Agreement by the shareholders of Feiya and any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Feiya or its properties or assets, except in each case where such Conflict will not have a Feiya Material Adverse Effect, or (iv) subject to obtaining Investment Commission approvals described in Section 2.4(b)(i) and any other approvals required by the government of the Republic of China.

4.4 Consents. No consent, waiver, approval, shareholder approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Feiya in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Feiya Material Adverse Effect, and (iii) the approval of this Agreement and the transactions contemplated hereby by the shareholders of Feiya.

4.5 Feiya Shares. Feiya’s authorized share capital is NT$900,000,000, divided into 90,000,000 shares of Feiya Common Stock, with a par value of NT$10 per Feiya Common Stock, of which are issued and outstanding as of the date hereof. All of such issued shares of Feiya Common Stock have been duly authorized and validly issued and are fully paid and none of them were issued in violation of any preemptive or other right. The Feiya Shares, when issued and sold by Feiya to Crane pursuant to the terms of this Agreement, shall be duly authorized, validly issued and fully paid, and shall not be issued in violation of any preemptive or other right. The Feiya Purchased Shares, when sold by Feiya to Crane in accordance with the terms of this Agreement, shall represent approximately 31.78 percent of the total issued and outstanding capital stock of Feiya.

4.6 Broker’s and Finders’ Fees. Feiya has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.7 Feiya Financial Statements. Feiya has made available to SMI a true and complete copy of its year end financial statements as of December 31, 2001 and quarterly financial statements as of March 31, 2002 (the “Feiya Financial Statements”). The Feiya Financial Statements have been prepared in accordance with Republic of China generally accepted accounting principles consistently applied on a basis consistent throughout the periods indicated and consistent with each other (except that the quarterly reports do not contain footnotes and other presentation items that may be required by Republic of China generally accepted accounting principles). The Feiya Financial Statements present fairly the financial condition of Feiya as of the dates and for the periods indicated therein.

4.8 No Undisclosed Liabilities. Feiya has no Liability other than any such Liability which (i) is reflected in the Feiya Financial Statements, (ii) has arisen since March 31, 2002, in the ordinary course of business consistent with past practice, or (iii) would not reasonably be expected to have a Feiya Material Adverse Effect.

4.9 Litigation. There is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of Feiya, threatened, against Feiya and its properties (tangible or intangible) or any of their officers or directors (to the extent such action, suit, claim or proceeding reasonably relates to, or would adversely affect, such person’s performance as an officer or director), nor to the Knowledge of Feiya is there any reasonable basis therefor, which might result, individually or in the aggregate, in a Feiya Material Adverse Effect. There is no investigation or other proceeding pending or to the Knowledge of Feiya, threatened, against Feiya, any of its properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, nor to the Knowledge of Feiya is there any reasonable basis therefor, which might result, individually or in the aggregate, in a Feiya Material Adverse Effect. No Governmental Entity has at any time challenged or questioned the legal right of Feiya to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

4.10 Intellectual Property. The operation of the business of Feiya as it is currently conducted or is currently contemplated to be conducted by Feiya does not infringe or misappropriate the Intellectual Property Rights of any person, except to the extent as would not reasonably be expected to have a Feiya Material Adverse Effect.

4.11 No Changes from Feiya Financial Statements. Since the date of the Feiya balance sheet dated March 31, 2002 until the date hereof, there has not been a Feiya Material Adverse Effect.

4.12 Compliance with Laws. Feiya has complied with in all material respects, is not in violation of, and has not received any notices of violation with respect to, any applicable foreign, national, provincial or local statute, law or regulation.

4.13 Title of Properties; Absence of Liens and Encumbrances. Feiya has good and marketable title to, or, in the case of leased properties and assets, marketable leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Feiya Financial Statements, (ii) Liens for Taxes not yet due and payable, (iii) such imperfections of title and encumbrances, if any, which do not detract materially from the value or interfere materially with the present use of the property subject thereto or affected thereby, and (iv) such imperfections of title and encumbrances, if any, which do not collectively have a Feiya Material Adverse Effect.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CRANE

Crane hereby represents and warrants to SMI and Feiya that on the date hereof and as of the Closing Dates, as though made on the Closing Dates, as follows:

5.1 Organization of Crane. Crane is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Crane has no operations or business and at the Initial Closing its only assets shall be all of the proceeds of the Promissory Note and its only Liability shall be the Promissory Note. Crane is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification or license is required. Crane has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date and in full force and effect on the date hereof, to SMI. Crane’s Certificate of Incorporation at the Closing Dates shall be the same as on the date hereof. As of the date hereof and as of immediately prior to the Second Closing Date, Crane has no directors or officers. Crane’s sole incorporator (the “Crane Incorporator”) is Henry G. Chow.

5.2 Crane Capital Structure.

(a) As of the date hereof and immediately prior to the Second Closing, the authorized capital stock of Crane consists of and will consist of (i) 10,000 shares of Crane Common Stock, of which no shares are issued and outstanding, and (ii) no shares of preferred stock.

(b) Crane has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person or issued any options, warrants or other rights (including commitments to grant options or other rights) to purchase or otherwise acquire Crane Common Stock.

5.3 Organization of Sub. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Sub is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification or license is required.

5.4 Authority. Crane and Sub each has all requisite corporate power and authority to enter into this Agreement and the Agreement of Merger, subject to the adoption of this Agreement and the Agreement of Merger by Sub’s shareholders to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Crane and Sub, and no further action is required on the part of Crane or Sub to authorize this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby. This Agreement, the Merger and the Stock Purchases have been unanimously approved by the Boards of Directors of Crane and Sub, as applicable. This Agreement and the Agreement of Merger have been duly executed and delivered by Crane and Sub, as the case may be, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Crane and Sub, as the case may be, enforceable against them in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF ALPINE

Alpine hereby represents and warrants to SMI that on the date hereof and as of the Initial Closing Date, as though made on the Initial Closing Date, as follows:

6.1 Authority. Alpine has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Alpine, and no further action is required on the part of Alpine to authorize the Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Alpine, and assuming the due authorization, execution and delivery by the other parties hereto, constitute the valid and binding obligations of Alpine, enforceable against each such party in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

6.2 Title to Validity of Shares of Alpine Common Stock. Alpine now has, and at the Initial Closing Date will have, good and marketable title to and unrestricted power to vote and sell the Alpine Shares, free and clear of any Liens and, upon purchase and payment by Crane to Alpine of the Alpine Consideration in accordance with the terms of this Agreement, Crane will obtain good and valid title to all such Alpine Shares free and clear of any Liens. All Alpine Shares to be sold by Alpine pursuant to Section 2.1 hereof are registered in the name of Alpine.

ARTICLE VII

CONDUCT PRIOR TO THE CLOSINGS

7.1 Conduct of Business of SMI. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Final Closing, SMI shall and shall cause its Subsidiaries to use their best efforts, except to the extent that Feiya shall otherwise consent in writing or provided in this Agreement, to carry on SMI’s and its Subsidiaries’ businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of SMI and its Subsidiaries when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use its commercially reasonable best efforts consistent with past practice and policies to preserve intact SMI’s and its Subsidiaries’ present business organizations, keep available the services of SMI’s and its Subsidiaries’ present officers and Key Employees and preserve SMI’s and its Subsidiaries’ relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired SMI’s and its Subsidiaries’ goodwill and ongoing businesses at the Final Closing. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Final Closing, (i) SMI shall promptly notify Feiya of any material event or material occurrence or emergency not in the ordinary course of business of SMI or any Subsidiary, and (ii) except as expressly contemplated by this Agreement or as set forth in Schedule 7.1, SMI shall not, without the prior written consent of Feiya, and shall not permit any of its Subsidiaries, except as provided in this Agreement:

(a) enter into any commitment, activity, or transaction (including making any expenditure or entering into any commitment to make any capital expenditure) exceeding US$25,000 individually or US$100,000 in the aggregate, or any commitment or transaction of the type described in Section 3.9(c) hereof;

(b) (i) except for the granting of non-exclusive licenses of object code relating to the sale of SMI’s products shipping on the date hereof entered into in the ordinary course of business, sell, license or transfer to any person or entity any rights to any SMI Intellectual Property or enter into any agreement with respect to any SMI Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity, (ii) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party, (iv) or change pricing or royalties charged by SMI to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to SMI or any Subsidiary;

(c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of SMI or any Subsidiary or enter into any strategic alliance or joint marketing arrangement or agreement;

(d) materially or adversely amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

(e) commence or settle any litigation;

(f) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any SMI Common Stock or SMI Preferred Stock, or split, combine or reclassify any SMI Common Stock or SMI Preferred Stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of SMI Common Stock or SMI Preferred Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of SMI Common Stock or SMI Preferred Stock (or options, warrants or other rights exercisable therefor), or similar actions with the capital stock of any Subsidiary;

(g) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of SMI or any Subsidiary or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for the issuance of shares of SMI Capital Stock upon the exercise of outstanding SMI Options;

(h) cause or permit any amendments to its Articles of Incorporation or Bylaws (or other equivalent organizational document) of SMI or any Subsidiary;

(i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to SMI’s business, or otherwise acquire or agree to acquire any equity securities of any business;

(j) except as permitted pursuant to Section 7.1(b) hereof, sell, lease, license or otherwise dispose of any of its properties or assets;

(k) incur any indebtedness (except for normal trade payables incurred in the ordinary course of business consistent with past practice) or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

(l) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

(m) grant any severance or termination pay (cash or otherwise) to any director, officer or employee, or adopt any new severance plan, amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date of this Agreement, or grant any equity-based compensation (all except pursuant to agreements entered into, and disclosed in writing to Feiya, prior to the date of this Agreement) whether payable in cash or stock;

(n) adopt or (except as required by law) amend any SMI Employee Plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration (cash or otherwise) to any director or employee, or increase the salaries, wage rates or other compensation of its employees except payments made pursuant to standard written agreements in place on the date hereof and previously provided or disclosed to Feiya.

(o) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business or as required by GAAP;

(p) pay, discharge or satisfy, in an amount in excess of US$25,000 in any one case, or US$100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet or incurred after March 31, 2002 in the ordinary course of business and not otherwise in violation of this Agreement;

(q) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(r) make any purchases, or enter into any Contract to purchase, any inventory, except in the ordinary course of business; or

(s) take, or agree in writing or otherwise to take, any of the actions described in Sections 7.1(a) through 7.1(r) hereof, or any other action that would (x) prevent SMI from performing or cause SMI not to perform their respective covenants hereunder, or (y) cause or result in any of their respective representations and warranties contained herein being untrue or incorrect.

7.2 No Solicitation.

(a) Except as contemplated by this Agreement, until the earlier of (i) the Final Closing, or (ii) the date of termination of this Agreement pursuant to the provisions of Section 11.1 hereof, SMI shall not (nor shall SMI permit any of SMI’s officers, directors, employees, agents, or representatives to), directly or indirectly, take any of the following actions with any party other than Feiya, Crane and their designees: (i) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of SMI’s business, properties or technologies, or any amount of SMI Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (ii) disclose any information not customarily disclosed to any person concerning SMI’s business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (iii) assist or cooperate with any person to make any proposal to purchase all or any part of SMI Capital Stock or assets of SMI, other than inventory in the ordinary course of business, or (iv) enter into any agreement with any person providing for the acquisition of SMI, whether by merger, purchase of assets, license, tender offer or otherwise. In the event that SMI or any of SMI’s affiliates shall receive, prior to the Closings or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a) or clause (c) above, or any request for disclosure or access of the type referenced in clause (b) above, SMI shall immediately notify Feiya thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Feiya may reasonably request.

(b) From and after the Effective Time of the Merger, Crane shall not (nor shall Crane permit any of Crane’s officers, directors, employees, agents, or representatives to), directly or indirectly, take any of the following actions with any party other than Feiya and their designees: (i) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of Crane’s business (including any shares of SMI Capital Stock), properties or technologies, or any amount of Crane Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (ii) disclose any information not customarily disclosed to any person concerning Crane’s business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (iii) assist or cooperate with any person to make any proposal to purchase all or any part of Crane Capital Stock or assets of Crane (including any shares of SMI Capital Stock), or (iv) enter into any agreement with any person providing for the acquisition of Crane, whether by merger, purchase of assets, license, tender offer or otherwise. In the event that Crane or any of Crane’s affiliates shall receive, prior to the Closings or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a) or clause (c) above, or any request for disclosure or access of the type referenced in clause (b) above, Crane shall immediately notify Feiya thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Feiya may reasonably request.

(c) The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 7.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Feiya shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 7.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Feiya may be entitled at law or in equity.

7.3 Conduct of Business of Crane. During the period from the date of this Agreement and continuing until the earlier of termination of this Agreement or the Final Closing, Crane agrees that other than the transactions contemplated by this Agreement, it will not conduct any business or incur any Liability.

7.4 Conduct of Business of Feiya. During the period from the date of this Agreement and continuing until the earlier of termination of this Agreement or the Final Closing, Feiya agrees to continue to conduct business in the ordinary course.

ARTICLE VIII

ADDITIONAL AGREEMENTS

8.1 Securities Act Compliance; SMI Shareholder Approval.

(a) The transactions contemplated by this Agreement (including the Merger and the Distribution) shall qualify for the exemption from the registration and prospectus delivery requirements of Section 5 of the Securities Act afforded by Section 4(2) of the Securities Act, Regulation D or Regulation S promulgated by the SEC under the Securities Act. Prior to the Initial Closing, SMI shall have provided to Feiya an executed Shareholder’s Certificate in substantially the form attached hereto as Exhibit G (the “Shareholder’s Certificate”) for each SMI Shareholder receiving stock in the Merger, together with such other certifications and additional information as Feiya may reasonably request to ensure the availability of such exemptions from the registration and prospectus delivery requirements of the Securities Act.

(b) As soon as practicable after the execution of this Agreement, SMI shall prepare, with the cooperation of Feiya, a disclosure document for the SMI Shareholders to approve the principal terms of this Agreement, the Merger, the Stock Purchases, and the Distribution (the “Information Statement”). The Information Statement shall constitute a disclosure document for, among other things, cash to be received by the holders of SMI Common Stock, offer and issuance of the shares of Crane Common Stock to be received by the holders of SMI Preferred Stock in the Merger, and the distribution of the Feiya Common Stock to the Crane Stockholders. Feiya and SMI shall each use commercially reasonable efforts to cause the Information Statement to comply in all material respects with applicable federal and state securities laws requirements. Each of Feiya, Crane, and SMI agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Information Statement. Each of the parties hereto will promptly advise the other parties hereto, in writing if at any time prior to the Closings if SMI, Crane, or Feiya shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the Board of Directors of SMI and Crane that the SMI Shareholders approve the principal terms of this Agreement, the Merger, the Stock Purchases, the Distribution and the conclusion of the Board of Directors of SMI and Crane that the terms and conditions of the Merger and the Stock Purchases are fair and reasonable to the SMI Shareholders. Anything to the contrary contained herein notwithstanding, SMI shall not include in the Information Statement any information with respect to Feiya or its affiliates or associates, the form and content of which information shall not have been approved by Feiya prior to such inclusion.

(c) SMI shall, promptly after the date hereof and in accordance with California Code, SMI’s Articles of Incorporation and Bylaws and any contractual obligations of SMI to its Shareholders, seek the approval of the SMI Shareholders of the principal terms of this Agreement and the Merger. SMI shall ensure that such shareholder approval is solicited in compliance with California Code, SMI’s Articles of Incorporation and Bylaws, any contractual obligations of SMI to its shareholders, and all other applicable legal requirements. SMI agrees to use its reasonable best efforts to secure the necessary votes required by California Code, its Articles of Incorporation, Bylaws, and any contractual obligations of SMI to effect the Merger.

(d) Crane shall, promptly after the date hereof and in accordance with Delaware Law, Crane’s Certificate of Incorporation and Bylaws and any contractual obligations of Crane to its stockholders, seek approval of the Crane Stockholders of the principal terms of this Agreement, which constitutes the sale of substantially all of Crane’s assets, the Stock Purchases, and the Distribution. Crane shall ensure that such stockholder approval is solicited in compliance with Delaware law, Crane’s Certificate of Incorporation and Bylaws, any contractual obligations of Crane to its stockholders, and all other applicable legal requirements. Crane agrees to use its reasonable best efforts to secure the necessary votes required by Delaware Law to effect the Stock Purchases and this Agreement.

8.2 Legends. All certificates representing Crane Common Stock deliverable to any stockholder of SMI pursuant to this Agreement, or in connection with the Merger, and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split, stock dividend, recapitalization, or similar event) also shall bear any legend required by the Commissioner of Corporations of the State of California or such as are required pursuant to any federal, state, local or foreign law governing such securities.

8.3 Access to Information. Subject to Section 8.4 below, SMI and Crane shall afford Feiya and its accountants, counsel and other representatives, reasonable access during the period prior to the Closings to (i) all of SMI’s and its Subsidiaries’ properties, books, contracts, commitments and records, including SMI’s and its Subsidiaries’ source code, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of SMI and its Subsidiaries as Feiya may reasonably request, and (iii) all officers, Key Employees and directors of SMI and its Subsidiaries. SMI and Crane agree to provide to Feiya and its their accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 8.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger and the Stock Purchases in accordance with the terms and provisions hereof.

8.4 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 8.3 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be treated by the party receiving it as confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency without subpoena powers, or (f) which is disclosed in the course of any litigation between any of the parties hereto after the disclosing party has made reasonable efforts to keep such information confidential.

8.5 Public Disclosure. No party hereto shall issue any statement or communication to any third party (other than their respective agents or shareholders) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other parties, which consent shall not be unreasonably withheld, except that this restriction shall be subject to Feiya’s obligation to comply with applicable securities laws. After the Final Closing Date, Feiya shall have no obligations under this Section 8.5.

8.6 Consents. SMI shall use commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as reasonably deemed appropriate or necessary by SMI or Feiya in connection with the Merger and the Stock Purchases, including all consents, waivers and approvals set forth in Schedule 3.6, so as to preserve all rights of, and benefits to, SMI thereunder from and after the Effective Time.

8.7 FIRPTA Compliance. On the Initial Closing Date, SMI shall deliver to Feiya a properly executed statement (a “FIRPTA Compliance Certificate”) in a form reasonably acceptable to Feiya for purposes of satisfying Feiya’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

8.8 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement; provided, however, that neither Feiya nor Crane shall be required to agree to any divestiture by Feiya, Crane, or SMI, or any of their subsidiaries or affiliates, of shares of capital stock or of any business, assets or property of Feiya or its subsidiaries or affiliates, or of SMI or its Subsidiaries or affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

8.9 Notification of Certain Matters.

(a) SMI shall give prompt notice to Feiya of the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of SMI contained in this Agreement to be untrue or inaccurate or any failure of SMI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, in each case, such that the conditions set forth in Sections 9.2(a)(ix), or 9.2(a)(xiii) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 8.9 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by SMI pursuant to this Section 8.9, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

(b) Feiya shall give prompt notice to SMI of the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Feiya contained in this Agreement to be untrue or inaccurate or any failure of Feiya to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, in each case, such that the conditions set forth in Sections 9.3(a)(ii), or 9.3(a)(v) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 8.9 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by Feiya pursuant to this Section 8.9, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

8.10 Additional Documents and Further Assurances. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or reasonably desirable for effecting completely the consummation of the Merger, the Stock Purchases, the Agreement, the Non-Competition Agreements and the transactions contemplated hereby and thereby.

8.11 Termination of Options and Warrants. SMI shall use its commercially reasonable best efforts to terminate all unexercised SMI Options and SMI Warrants that would otherwise be outstanding immediately prior to the Effective Time, if any.

8.12 Feiya Common Stock Option Plan. Feiya shall cause to be established a stock option plan for SMI employees, directors, officers, and consultants determined by Board of Directors of Feiya which shall authorize approximately an aggregate of 18,000,000 shares of Feiya Common Stock for issuance thereunder. Such options shall be issued at the discretion of Feiya.

8.13 Appointment of Directors. The Crane Incorporator agrees to appoint, effective at the Effective Time of the Merger, (i) the individuals identified in Schedule 3.1 of the Disclosure Schedule as members of the Board of Directors of Crane; and (ii) Wallace Kou as President and Chief Executive Officer of Crane and Nai-Yu Pai as Vice President and Secretary of Crane.

8.14 Final Closing. Crane shall immediately proceed with the Final Closing upon the occurrence of the Second Closing.

8.15 Distribution. Crane shall use its best efforts to cause the Distribution to take place promptly after the Final Closing. Crane will cause the Distribution to be made in compliance with all applicable federal, state, and foreign securities laws. Crane will not distribute any Feiya Common Stock to an SMI Shareholder that has perfected, after the Merger, an Appraisal (a “Dissenter”) with respect to the Merger. The portion of the Feiya Common Stock that would have been distributed to such Dissenter if such Dissenter had not sought an Appraisal and received Crane Common Stock in the Merger for its SMI Preferred Stock shall be delivered to Feiya at or prior to the Distribution in accordance with Section 2.2(f)(ii). Crane will not distribute any Feiya Common Stock to an SMI Shareholder that did not tender its consent to the Merger until such time has expired for such SMI Shareholder to notify SMI of its intent to exercise its dissenter’s rights in accordance with the California Code. After such time period has expired, Crane shall distribute the Feiya Common Stock to such non-consenting SMI Shareholders in accordance with this Section 8.15.

8.16 Use of Loan Proceeds. Crane shall use the Loan Amount as consideration for the Initial Stock Purchase.

8.17 Repayment of Loan Amount to Lender. At the Final Closing, Crane shall repay Lender the aggregate principal amount of the Loan plus interest and any other amounts accruing under the Promissory Note, to be repaid using all of the proceeds received by Crane pursuant to the Final Stock Purchase. Such repayment shall satisfy in full all obligations of Crane owing to Lender under the terms of the Promissory Note.

8.18 Dissolution of Crane. In connection with the approval of the Stock Purchases and Merger, the Crane Stockholders shall approve the dissolution of Crane. Such dissolution shall be effected no later than December 31, 2002.

8.19 Transfer of SMI Intellectual Property. It is the intention of the parties that, as part of the Acquisition, all SMI Intellectual Property which can be transferred or assigned shall be transferred or assigned to Feiya effective upon the Final Closing without any additional consideration. At or prior to the Final Closing, SMI and Feiya shall execute a transfer and assignment agreement, the form of which shall be mutually agreed upon, setting forth the list of the SMI Intellectual Property to be transferred or assigned.

8.20 Mobile System On-a-Chip (“MSOC”). Immediately after the Final Closing, SMI will seek to secure third party financing for its MSOC business. In the event such financing cannot be secured with reasonable promptness after the Final Closing, SMI agrees that it will divest the MSCO business through a sale or disposition. In consideration for the tasks undertaken by Crane in the Acquisition, SMI and Feiya hereby grant Crane an assignable right of first refusal to act as placement agent (or other similar role) with respect to the financing of SMI’s MSOC business. SMI and Feiya hereby also grant Crane an assignable right of first refusal to invest in SMI’s MSOC business.

ARTICLE IX

CONDITIONS TO THE STOCK PURCHASES AND THE MERGER

9.1 Conditions to Obligations of Each Party to Effect the Stock Purchases and the Merger.

(a) The respective obligations of Feiya, Crane, SMI, and Alpine to effect the Merger and the Stock Purchases shall be subject to the satisfaction at or prior to the Initial Closing and the Second Closing of the following conditions:

(i) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger or the Stock Purchases illegal or otherwise prohibiting consummation of the Merger or the Stock Purchases.

(ii) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Stock Purchases shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

(iii) Promissory Note. Crane and Lender shall have entered into the Promissory Note and Crane shall have received the Loan Amount from Lender, which shall be sufficient to pay the Feiya Shares Consideration and the Alpine Consideration at the Initial Stock Purchase.

(iv) Feiya Shareholder Approval. This Agreement and the Agreement of Merger shall have been adopted and approved by Feiya’s shareholders in accordance with Taiwan law and Feiya’s Articles of Incorporation.

(v) Investment Commission Approval. Crane shall have received and delivered to Feiya the respective formal letters of approval, dated on or before the date of the Initial Closing (and still valid as of the Initial Closing), issued by the Investment Commission approving (1) the transfer of Alpine Shares from Alpine to Crane and (2) the issuance of Feiya Shares from Feiya to Crane.

(b) The respective obligations of Feiya and SMI to effect the Merger and the Stock Purchases shall be subject to the satisfaction at or prior to the Initial Closing and the Second Closing of the following conditions:

(i) Securities Exempt. The transactions contemplated by this Agreement, including the Merger, the Stock Purchases and the Distribution, shall qualify for the exemption from the registration and prospectus delivery requirements of Section 5 of the Securities Act afforded by Section 4(2) of the Securities Act through Regulation D or Regulation S promulgated by the SEC under the Securities Act.

(ii) No Litigation. There shall be no material action, suit, claim or proceeding of any nature pending or threatened against Feiya, Crane, Sub or SMI, their respective properties or assets (whether tangible or intangible), or any of their respective officers or directors.

(c) The respective obligations of Feiya and Crane to effect the Final Stock Purchase shall be subject to the satisfaction at or prior to the Final Closing the following condition:

(i) Occurrence of Second Closing. The Second Closing shall have occurred.

9.2 Conditions to the Obligations of Feiya and Alpine.

(a) Initial Closing. The respective obligations of Feiya and Alpine to effect the Initial Stock Purchase and Initial Closing shall be subject to the satisfaction at or prior to the Initial Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Feiya:

(i) Resignation of Directors. Feiya shall have received a written resignation from each of the directors of SMI effective as of the Second Closing.

(ii) SMI Shareholder Approval. This Agreement and the transactions contemplated hereby and thereby, including the Merger, the Final Stock Purchase and the Distribution shall have been adopted and approved in accordance with the California Code (and Delaware General Corporations Law, as applicable) and SMI’s Articles of Incorporation and Crane’s Certificate of Incorporation, as applicable) and by:

(1) the SMI Shareholders holding at least sixty percent (60%) of SMI Common Stock voting together as a separate class,

(2) the SMI Shareholders holding at least fifty percent (50%) of all SMI Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, Series D-1 Preferred, Series D-2 Preferred and Series E Preferred voting together as a separate class,

(3) the SMI Shareholders holding at least ninety percent (90%) of SMI Preferred Stock, voting together as a separate class,

(4) the SMI Shareholders holding at least fifty percent (50%) of the SMI Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, voting together as a separate class,

(5) the SMI Shareholders holding at least fifty percent (50%) of Series A Preferred, voting together as a separate class,

(6) the SMI Shareholders holding at least fifty percent (50%) of Series B Preferred, voting together as a separate class,

(7) the SMI Shareholders holding at least fifty percent (50%) of Series C Preferred, voting together as a separate class,

(8) the SMI Shareholders holding at least fifty percent (50%) of Series D-1 Preferred, voting together as a separate class,

(9) the SMI Shareholders holding at least fifty percent (50%) of Series D-2 Preferred, voting together as a separate class, and

(10) the SMI Shareholders holding at least fifty percent (50%) of Series E Preferred, voting together as a separate class.

(iii) SMI Certificate of Good Standing (Initial Closing). Feiya shall have received a long-form certificate of good standing of SMI from the Secretary of State of the State of California dated within five (5) days prior to the Initial Closing.

(iv) Certificate of Officer of SMI (Initial Closing). Feiya shall have received a certificate, validly executed by the Chief Executive Officer of SMI for and on its behalf, to the effect that:

(1) all covenants and obligations under this Agreement required to be performed by SMI on or before the Initial Closing Date have been so performed in all material respects (unless otherwise waived in accordance with the terms hereof); and

(2) the conditions to the obligations of Feiya set forth in this Section 9.2(a) have been satisfied (unless otherwise waived in accordance with the terms hereof).

(v) Certificate of Secretary of SMI (Initial Closing). Feiya shall have received certificates dated as of the Initial Closing Date, validly executed by the Secretary of SMI, certifying as to (i) the terms and effectiveness of the Articles of Incorporation and the Bylaws of SMI, (ii) the valid adoption of resolutions of the Board of Directors of SMI approving this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Final Stock Purchase and the Distribution, and (iii) the valid adoption of resolutions of the SMI Shareholders adopting this Agreement in accordance with the requirements set forth in Section 9.2(a)(ii).

(vi) SMI Shareholders’ Certificates. Each SMI Shareholder shall have executed a Shareholder’s Certificate and shall have provided such other representations, warranties, certifications and additional information as Feiya may reasonably request to ensure the availability of such exemptions from the registration and prospectus delivery requirements of the Securities Act.

(vii) Waiver and Termination of Existing Agreements. The parties to the Amended and Restated Voting Agreement, Amended and Restated Right of First Refusal and Third Amended and Restated Investors’ Rights Agreement each dated as of November 22, 2000, by and among SMI and the parties set forth therein (the “Existing Agreements”), shall have waived their rights thereunder, and the Existing Agreements shall have been amended to terminate upon the Effective Time.

(viii) Cancellation of All SMI Options. All SMI Options shall have been canceled or extinguished as of the Second Closing for SMI Options granted pursuant to the 1996 Plan or 15 days after the Effective Date for SMI Options granted pursuant to the 1999 Plan.

(ix) Representations and Warranties, True and Correct. The representations and warranties of SMI contained in this Agreement (i) shall have been true and correct in all respects as of the date of this Agreement (or as of such other date specified therein) and (ii) shall be true and correct in all respects on and as of the Initial Closing Date with the same force and effect as if made on and as of such Closing Date (or as of such other date specified therein), except, with respect to clauses (i) and (ii), in each case, or in the aggregate, as does not constitute a Material Adverse Effect on SMI; provided, however, that such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Sections 3.4 and 3.21 each of which individually shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all material respects on and as of such Closing Date, and provided, further, that such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Section 3.13, which individually shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of such Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (x) all “Material Adverse Effect” and materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded, and (y) any update of or modification to the Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Feiya and Alpine shall have received certificates with respect to the foregoing signed on behalf of SMI by a duly authorized officer thereof.

(x) No Material Adverse Change. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a SMI Material Adverse Effect since the date of this Agreement.

(xi) FIRPTA Certificate. Feiya shall have received a copy of the FIRPTA Compliance Certificate, validly executed by a duly authorized officer of SMI.

(xii) Continued Employment. All Key Employees shall have accepted offers of employment at Feiya or the Surviving Corporation and executed and delivered such company’s standard confidentiality and assignment of inventions agreement.

(xiii) Covenants. SMI shall have performed and complied with, in all material respects, all covenants and obligations under this Agreement required to be performed and complied with by SMI as of the Initial Closing.

(b) Second Closing. The Respective obligations of Feiya and Alpine to effect the Merger shall be subject to the satisfaction at or prior to the Second Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Feiya.

(i) Representations and Warranties, True and Correct. The representations and warranties of SMI contained in this Agreement (i) shall have been true and correct in all respects as of the date of this Agreement (or as of such other date specified therein) and (ii) shall be true and correct in all respects on and as of the Second Closing Date with the same force and effect as if made on and as of such Closing Date (or as of such other date specified therein), except, with respect to clauses (i) and (ii), in each case, or in the aggregate, as does not constitute a Material Adverse Effect on SMI; provided, however, that such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Sections 3.4 and 3.21 each of which individually shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all material respects on and as of such Closing Date, and provided, further, that such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Section 3.13, which individually shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of such Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (x) all “Material Adverse Effect” and materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded, and (y) any update of Section or modification to the Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Feiya and Alpine shall have received certificates with respect to the foregoing signed on behalf of SMI by a duly authorized officer thereof.

(ii) Covenants. SMI shall have performed and complied with, in all material respects, all covenants and obligations under this Agreement required to be performed and complied with by SMI.

(iii) SMI Certificate of Good Standing (Second Closing). Feiya shall have received a long-form certificate of good standing of SMI from the Secretary of State of the State of California dated within five (5) days prior to the Second Closing.

(iv) Certificate of Officer of SMI (Second Closing). Feiya shall have received a certificate, validly executed by the Chief Executive Officer of SMI for and on its behalf, to the effect that:

(1) all covenants and obligations under this Agreement required to be performed by SMI on or before the Second Closing Date have been so performed in all material respects (unless otherwise waived in accordance with the terms hereof); and

(2) the conditions to the obligations of Feiya set forth in this Section 9.2(b) have been satisfied (unless otherwise waived in accordance with the terms hereof).

(v) Certificate of Secretary of SMI (Second Closing). Feiya shall have received certificates dated as of the Second Closing Date, validly executed by the Secretary of SMI, certifying as to (i) the terms and effectiveness of the Articles of Incorporation and the Bylaws of SMI, (ii) the valid adoption of resolutions of the Board of Directors of SMI approving this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Stock Purchases, and (iii) the valid adoption of resolutions of the SMI Shareholders adopting this Agreement in accordance with the requirements set forth in Section 9.2(a)(ii).

(vi) Milbank Legal Opinion. Feiya and Alpine shall have received a legal opinion from Milbank, Tweed, Hadley & McCloy LLP, special legal counsel to SMI, in the form to be agreed upon by the parties and attached hereto as Exhibit H.

(vii) Continued Employment. All Key Employees shall have accepted offers of employment at Feiya or the Surviving Corporation and executed and delivered such company’s standard confidentiality and assignment of inventions agreement.

(viii) No Material Adverse Change. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a SMI Material Adverse Effect since the date of this Agreement.

9.3 Conditions to Obligations of SMI.

(a) Initial Closing. The obligations of SMI to consummate and effect the Merger, the Stock Purchases and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Initial Closing of the following conditions, any of which may be waived, in writing, exclusively by SMI:

(i) No Material Adverse Change. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Feiya Material Adverse Effect since the date of this Agreement.

(ii) Representations and Warranties of Feiya. The representations and warranties of Feiya in this Agreement (i) shall have been true and correct in all respects as of the date of this Agreement, and (ii) shall be true and correct in all respects on the Initial Closing Date with the same force and effect as if made on such date, except, with respect to clauses (i) and (ii), (A) in each case, or in the aggregate, as does not constitute a Feiya Material Adverse Effect, (B) for changes contemplated by this Agreement, (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the Feiya Material Adverse Effect qualifications as set forth in the preceding clause (A)) as of such particular date), (it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Feiya Material Adverse Effect” qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded). SMI shall have received a certificate with respect to the foregoing signed on behalf of Feiya by duly authorized officer thereof.

(iii) Representations and Warranties of Crane. The representations and warranties of Crane in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement, and (ii) shall be true and correct in all material respects on the Initial Closing Date with the same force and effect as if made on the such date.

(iv) Representations and Warranties of Alpine. The representations and warranties of Alpine in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement, and (ii) shall be true and correct in all material respects on the Initial Closing Date with the same force and effect as if made on such date.

(v) Feiya Covenants. Feiya shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Initial Closing.

(vi) Crane Covenants. Crane shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Initial Closing.

(vii) Certificate of Feiya (Initial Closing). SMI shall have received a certificate executed on behalf of Feiya by the Chairman to the effect that:

(1) all covenants and obligations under this Agreement to be performed by Feiya on or before the Initial Closing Date have been so performed in all material respects;

(2) the conditions to the obligations of SMI set forth in this Section 9.3(a) related to Feiya have been satisfied (unless otherwise waived in accordance with the terms hereof);

(3) the terms and effectiveness of the Articles of Incorporation of Feiya;

(4) the valid adoption of resolutions of the Board of Directors of Feiya approving this Agreement and the consummation of the transactions contemplated hereby, including the Stock Purchases; and

(5) the valid adoption of resolutions of the Feiya Shareholders adopting this Agreement.

(viii) Certificate of Crane (Initial Closing). SMI shall have received a certificate executed on behalf of Crane Incorporator to the effect that:

(1) all covenants and obligations under this Agreement to be performed by Crane on or before the Initial Closing Date have been so performed in all material respects;

(2) the conditions to the obligations of SMI set forth in this Section 9.3(a) related to Crane have been satisfied (unless otherwise waived in accordance with the terms hereof);

(3) the terms and effectiveness of the Certificate of Incorporation and the Bylaws of Crane; and

(4) the valid corporate approval of Crane approving this Agreement and the consummation of the transactions contemplated hereby, including the Merger, the Stock Purchases and the Distribution.

(ix) Crane Certificate of Good Standing. SMI shall have received a long-form certificate of good standing of Crane from the Secretary of State of the State of Delaware dated within five (5) days prior to the Initial Closing.

(x) Sub Certificate of Good Standing. SMI shall have received a long-form certificate of good standing of Sub from the Secretary of State of the State of California dated within five (5) days prior to the Initial Closing.

(b) Second Closing. The obligations of SMI to consummate and effect the Merger, the Stock Purchases and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Second Closing of the following conditions, any of which may be waived, in writing, exclusively by SMI:

(i) Representations and Warranties of Feiya. The representations and warranties of Feiya in this Agreement (i) shall have been true and correct in all respects as of the date of this Agreement, and (ii) shall be true and correct in all respects on the Second Closing Date with the same force and effect as if made on such date, except, with respect to clauses (i) and (ii), (A) in each case, or in the aggregate, as does not constitute a Feiya Material Adverse Effect, (B) for changes contemplated by this Agreement, (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the Feiya Material Adverse Effect qualifications as set forth in the preceding clause (A)) as of such particular date), (it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Feiya Material Adverse Effect” qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded). SMI shall have received a certificate with respect to the foregoing signed on behalf of Feiya by duly authorized officer thereof.

(ii) Representations and Warranties of Crane. The representations and warranties of Crane in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement, and (ii) shall be true and correct in all material respects on the Second Closing Date with the same force and effect as if made on the such date.

(iii) Representations and Warranties of Alpine. The representations and warranties of Alpine in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement, and (ii) shall be true and correct in all material respects on the Second Closing Date with the same force and effect as if made on such date.

(iv) Feiya Covenants. Feiya shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Second Closing.

(v) Crane Covenants. Crane shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Second Closing.

(vi) Certificate of Feiya (Second Closing). SMI shall have received a certificate executed on behalf of Feiya by the Chairman to the effect that:

(1) all covenants and obligations under this Agreement to be performed by Feiya on or before the Second Closing Date have been so performed in all material respects;

(2) the conditions to the obligations of SMI set forth in this Section 9.3(b) relate to Feiya have been satisfied (unless otherwise waived in accordance with the terms hereof);

(3) the terms and effectiveness of the Articles of Incorporation of Feiya;

(4) the valid adoption of resolutions of the Board of Directors of Feiya approving this Agreement and the consummation of the transactions contemplated hereby, including the Stock Purchases; and

(5) the valid adoption of resolutions of the Feiya Shareholders adopting this Agreement.

(vii) Certificate of Crane (Second Closing). SMI shall have received a certificate executed on behalf of the Crane Incorporator to the effect that:

(1) all covenants and obligations under this Agreement to be performed by Crane on or before the Second Closing Date have been so performed in all material respects;

(2) the conditions to the obligations of SMI set forth in this Section 9.3(b) related to Crane have been satisfied (unless otherwise waived in accordance with the terms hereof);

(3) the terms and effectiveness of the Certificate of Incorporation and the Bylaws of Crane;

(4) the valid corporate approval of Crane approving this Agreement and the consummation of the transactions contemplated hereby, including the Merger, the Stock Purchases and the Distribution; and

(viii) Jones Day Legal Opinion. SMI shall have received a legal opinion from Jones, Day, Reavis & Pogue, special legal counsel to Feiya, in the form to be agreed upon by the parties and attached hereto as Exhibit I.

(ix) No Material Adverse Change. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Feiya Material Adverse Effect since the date of this Agreement.

ARTICLE X

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

ESCROW; INDEMNIFICATION

10.1 Survival of Representations and Warranties. The representations and warranties of SMI, Crane, Feiya, and Alpine contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the first anniversary of the Final Closing Date (the “Termination Date”).

10.2 Recovery For Losses.

(a) Indemnification. Crane (solely to the extent of the Escrow Shares) agrees to indemnify and hold Feiya and its officers, directors and affiliates, including SMI after the Final Closing, (each an “Indemnified Party” and together the “Indemnified Parties”) harmless, on and after the Second Closing Date, against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense (hereinafter individually a “Loss” and collectively “Losses”) incurred or sustained by an Indemnified Party, directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of SMI contained in this Agreement or in any certificate, instrument or other document delivered by SMI pursuant to the terms of this Agreement, (ii) any failure by SMI to perform or comply with any covenant contained herein, (iii) any Excess Dissenting Share Payments and (iv) any failure by Crane after the Merger to perform or comply with any covenant contained herein. For purposes of this ARTICLE X, any qualification set forth in any representation or warranty to the effect that the impact of the matter described therein (or omitted from disclosure thereunder) shall be material to SMI or its Subsidiaries or have an SMI Material Effect to SMI or its Subsidiaries in order for such representation or warranty to be inadequate or breached shall be disregarded. Neither Crane nor the Crane Stockholders shall have any right of contribution from Feiya or SMI with respect to any Loss claimed by an Indemnified Party.

(b) Escrow Fund. As security for the indemnity provided for in Section 10.2(a) hereof and by virtue of this Agreement, at the Final Closing, Crane will be deemed to have deposited with the Escrow Agent the Escrow Shares (plus any additional shares as may be issued in respect of any stock split, stock dividend or recapitalization effected by Feiya after the Initial Closing) without any act of any party. The Escrow Shares shall be available to compensate the Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this ARTICLE X. At the Initial Closing, the Escrow Shares, without any act of Crane, will be deposited with the Escrow Agent, such deposit of the Escrow Shares to constitute an escrow fund (the “Escrow Fund”) to be governed by the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Initial Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

(c) Basket. Notwithstanding any provision of this Agreement to the contrary, Feiya may not recover any Losses unless and until one or more Officer’s Certificates (as defined in Section 10.2(e)(iv) below) identifying Losses in excess of US$200,000 in the aggregate (the “Basket Amount”) has or have been delivered to the Escrow Agent as provided in Section 10.2(l) hereof, in which case Feiya shall be entitled to recover all Losses so identified in excess of the Basket Amount. Notwithstanding the foregoing, Feiya shall be entitled to recover for, and the Basket Amount shall not apply as a threshold to, any and all claims or payments made with respect to any Excess Dissenting Share Payments.

(d) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Final Closing and shall terminate at 5:00 p.m. Pacific time on the first anniversary of the Final Closing Date (the “Escrow Period”); provided, however, that the Escrow Period shall not terminate with respect to any amount which, in the reasonable judgment of Feiya, subject to the objection of the Crane Representative and the subsequent arbitration of the matter in the manner provided in Section 10.2(h) hereof, is necessary to satisfy any then pending and unsatisfied claims specified in any Officer’s Certificate (as defined in Section 10.2(l) below) delivered to the Escrow Agent pursuant to Section 10.2(e)(iv) below prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to Crane the remaining portion of the Escrow Fund, if any, not required to satisfy such claims. In the event that Crane has liquidated prior to the release of any shares from the Escrow Fund, the Escrow Shares shall be distributed pro rata in accordance with the stock ownership of Crane immediately prior to the dissolution.

(e) Protection of Escrow Fund; Distribution of Interest from Escrow Fund.

(i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Feiya and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

(ii) Any shares of Feiya Common Stock or other equity securities issued or distributed by Feiya (including shares issued upon a stock split) (“New Shares”) in respect of Feiya Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Feiya Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Feiya Common Stock shall not be added to the Escrow Fund but shall be distributed to Crane.

(iii) Any rights issued with respect to Feiya Common Stock in the Escrow Fund shall be distributed to Crane.

(iv) Crane shall have voting rights with respect to the shares of Feiya Common Stock contributed to the Escrow Fund (and on any voting securities added to the Escrow Fund constituting New Shares).

(f) Claims Upon Escrow Fund.

(i) Upon receipt by the Escrow Agent at any time on or before the date thirty (30) days after the end of the Escrow Period of a certificate signed by any officer of Feiya: (A) stating that Feiya has paid, sustained or properly accrued or reasonably anticipates that it will have to pay, sustain or accrue Losses, (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or other indemnity to which such item is related, (C) the number of shares of Feiya Common Stock to be delivered to Feiya out of the Escrow Fund and the basis of the calculation, and (D) the person to which such shares of Feiya Common Stock shall be delivered (the “Feiya Designee”), the Escrow Agent shall, subject to the provisions of Section 10.2(g) hereof, deliver to the Feiya Designee out of the Escrow Fund, as promptly as practicable, shares of Feiya Common Stock held in the Escrow Fund in an amount equal to such Losses (an “Officer’s Certificate”).

(ii) For the purposes of determining the number of shares of Feiya Common Stock to be delivered to the Feiya Designee out of the Escrow Fund pursuant to this ARTICLE X ,

(1) in the event the shares of Feiya Common Stock are not publicly traded securities on a securities exchange or official over-the-counter market, the shares of Feiya Common Stock shall be valued at NT$27.38, or

(2) in the event the shares of Feiya Common Stock are publicly traded securities on a securities exchange or official over-the-counter market, the shares of Feiya Common Stock shall be valued as the average of the closing price of Feiya Common Stock on the principal market for such Feiya Common Stock over the period of ten (10) trading days ending the day before delivery of such shares out of the Escrow Fund.

(g) Objections to Claims. At the time of delivery of any Officer’s Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Crane Representative (as defined in Section 10.2(j)) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to the Feiya Designee of any Escrow Shares pursuant to Section 10.2(l)(i) hereof unless the Escrow Agent shall have received written authorization from the Crane Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Feiya Common Stock from the Escrow Fund in accordance with Section 10.2(e)(iv) hereof, provided, however, that no such payment or delivery may be made if the Crane Representative shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

(h) Resolution of Conflicts; Arbitration.

(i) In case the Crane Representative shall object in writing to any claim or claims made in any Officer’s Certificate to recover Losses from the Escrow Fund within thirty (30) days after delivery of such Officer’s Certificate, such Crane Representative and Feiya shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Crane Representative and Feiya should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Feiya Common Stock from the Escrow Fund in accordance with the terms hereof.

(ii) If no such agreement can be reached after good faith negotiation and prior to sixty (60) days after delivery of an Officer’s Certificate, either Feiya or the Crane Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Feiya and the Crane Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Feiya and the Crane Representative cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30) day period, Feiya and the Crane Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator.

(iii) Any such arbitration shall be held in Santa Clara County, California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer’s Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

(iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The forgoing arbitration provision shall apply to any dispute between Crane and the Indemnified Party under this ARTICLE X hereof.

(i) Crane Representative; Power of Attorney. Michael Lin shall be appointed as agent and attorney-in-fact (the “Crane Representative”) for and on behalf of Crane, to give and receive notices and communications, to authorize delivery to Feiya shares of Feiya Common Stock from the Escrow Fund in satisfaction of claims by an Indemnified Party, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Crane Representative for the accomplishment of the foregoing. Such agency may be changed by Crane from time to time upon not less than thirty (30) days prior written notice to Feiya. Any vacancy in the position of Crane Representative may be filled by Crane.

(j) Actions of the Crane Representative. A decision, act, consent or instruction of the Crane Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Section 11.3 and Section 11.4 hereof, shall constitute a decision of Crane and shall be final, binding and conclusive upon Crane, the Escrow Agent, and Feiya may rely upon any such decision, act, consent or instruction of the Crane Representative as being the decision, act, consent or instruction of Crane. The Escrow Agent and Feiya are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Crane Representative.

(k) Third-Party Claims. In the event Feiya becomes aware of a third party claim which Feiya believes may result in a demand against the Escrow Fund, Feiya shall notify the Crane Representative of such claim, and the Crane Representative, as representative for Crane, shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Feiya shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the consent of the Crane Representative, no settlement of any such claim with third party claimants shall alone be determinative of the amount of Losses relating to such matter. In the event that the Crane Representative has consented to any such settlement, Crane shall have no power or authority to object under any provision of this ARTICLE X to the amount of any claim by Feiya against the Escrow Fund with respect to such settlement.

(l) Escrow Agent’s Duties.

(i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Feiya and the Crane Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

(ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

(v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent’s duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

(vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Feiya Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent’s discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Feiya Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

(vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

(viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Feiya and the Crane Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

(m) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Feiya in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney’s fees, and expenses occasioned by such default, delay, controversy or litigation.

10.3 Limitations of Liability.

(a) Resort to the Escrow Shares shall be the exclusive remedy of an Indemnified Party pursuant to this indemnity set forth in Section 10.2 if the Merger closes; provided, however, that nothing herein shall limit any remedy for (i) willing, knowing, intentional or fraudulent breaches or inaccuracies of the representations and warranties or breaches of covenants of SMI contained in this Agreement or (ii) breaches of covenants of Crane, the performance of which is to occur after the Second Closing.

(b) Nothing herein shall limit the liability of SMI for any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement if the Merger and/or the Stock Purchases do not close.

10.4 Indemnification of Crane and Alpine. Notwithstanding anything to the contrary which may be contained herein, Feiya and Crane agree to indemnify and hold the Crane Incorporator and Alpine and its incorporators, officers, directors and affiliates for all acts prior to the Second Closing harmless (to the extent of the Escrow Shares in the case of Crane) against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense incurred or sustained by the Crane Incorporator, Alpine and its incorporators, officers, directors and affiliates, directly or indirectly, as a result of Crane and Alpine being a party to this Agreement and the transactions contemplated hereby and the Crane Incorporator carrying out the actions under this Agreement, except for any claim, loss, liability, damage, deficiency, cost or expense resulting from (i) the breach by Crane or Alpine prior to the Second Closing of any representation, warranty or covenant set forth herein, or (ii) gross negligence or willful misconduct of Crane Incorporator, Alpine or any of its incorporators, officers, directors and affiliates.

10.5 Feiya Limitations of Liability. If the Merger Closes, the parties hereto agree that except for willing, knowing, intentional or fraudulent breaches or inaccuracies of representations, warranties and covenants, the aggregate of all claims (if any) made by all parties under this Agreement against Feiya for breaches of its representations, warranties, or any failure by Feiya to perform or comply with any covenants under this Agreement shall be limited to $2,000,000 (the “Maximum Limit”). Notwithstanding the foregoing, no amount may be recovered from Feiya for (i) breaches or inaccuracies of representations, warranties or (ii) failure by Feiya to perform or comply with its covenants until the aggregate amount of any claims for breach, inaccuracy, failure to perform or comply exceed $200,000, in which case Feiya shall only be responsible for claims in excess of such amount and up to the Maximum Limit.

ARTICLE XI

TERMINATION, AMENDMENT AND WAIVER

11.1 Termination. Except as provided in Section 11.2 hereof, this Agreement may be terminated and the Merger and Stock Purchases abandoned at any time prior to the Second Closing:

(a) by mutual agreement of SMI and Feiya;

(b) by Feiya, on the one hand, or SMI, on the other hand, if the Second Closing Date shall not have occurred by July 15, 2002; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger and Stock Purchases to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by Feiya, on the one hand, or SMI, on the other hand, if: (i) there shall be a final non-appealable order of an applicable court in effect preventing consummation of the Merger or the Stock Purchases, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger or Stock Purchases by any Governmental Entity that would make consummation of the Initial Closing or the Second Closing illegal;

(d) by Feiya if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger or a Stock Purchases by any Governmental Entity, which would: (i) prohibit Feiya’s ownership or operation of any portion of the business of SMI, or (ii) compel Feiya or SMI to dispose of or hold separate all or any portion of the business or assets of SMI or Feiya as a result of the Merger or a Stock Purchase;

(e) by Feiya if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of SMI contained in this Agreement such that the conditions set forth in Section 9.2(a)(ix) would not be satisfied and such breach has not been cured within twenty (20) calendar days after written notice thereof to SMI; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

(f) by SMI if SMI is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Feiya contained in this Agreement such that the conditions set forth in Section 9.3(a)(ii) would not be satisfied and such breach has not been cured within twenty (20) calendar days after written notice thereof to Feiya; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

Where action is taken to terminate this Agreement pursuant to this Section 11.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

11.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Feiya, Crane, Sub, SMI, or Alpine or their respective officers, directors or shareholders; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, that, the provisions of Sections 8.4 and 8.5 hereof, ARTICLE XII hereof and this Section 11.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Section 11.2.

11.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto. For purposes of this Section 11.3, after the Second Closing, the Crane Stockholders agree that any amendment of this Agreement signed by the Crane Representative shall be binding upon and effective against the Crane Stockholders whether or not they have signed such amendment.

11.4 Extension; Waiver. At any time prior to the Closings, Feiya, on the one hand, and SMI, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE XII

GENERAL PROVISIONS

12.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

(a)	if to Feiya, Crane prior to the Second Closing or Sub, to:

Feiya Technology Corp.

3F-8. No. 81, Shueili Rd.

Hsiu Chui, Taiwan 300

R.O.C.

Attn: Jason Chiang

Telephone No.: (03) 572-0699

Facsimile No.: (03) 572-0599

(b)	if to SMI, to:

1040 E. Brokaw Road

San Jose, CA 95131-2309

Attn: Wallace Kou

Telephone No.: (408) 501-5333

Facsimile No.: (408) 467-9390

with a copy to:

Milbank Tweed Hadley & McCloy LLP

630 Hansen Way, Second Floor

Palo Alto, California 94304-1022

Attention: Douglas A. Tanner, Esq.

Telephone No.: (650) 739-7000

Facsimile No.: (303) 739-7100

(c)	if to the Crane after the Second Closing or Crane Representative:

1040 E. Brokaw Road

San Jose, CA 95131-2309

Attn: Michael Lin

Telephone No.: (408) 501-5322

Facsimile No.: (408) 467-9390

with a copy to:

1040 E. Brokaw Road

San Jose, CA 95131-2309

Attn: Wallace Kou

Telephone No.: (408) 501-5333

Facsimile No.: (408) 467-9390

(d)	if to the Escrow Agent:

Taipei Commercial Law Firm                                                                              7F, 149, Sec.

2 Min Sheng E. Rd.

Taipei, Taiwan

Attn: Johnson Huang

Telephone No.: (02) 25169756

Facsimile No.: (02) 25169715

12.2 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

12.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, including term sheets, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Feiya may assign its rights and delegate its obligations hereunder to its affiliates as long as Feiya remains ultimately liable for all of Feiya’s obligations hereunder.

12.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

12.6 Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

12.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

12.9 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury for any action, proceeding or counterclaim (whether based on contract, tort, or otherwise) against out of or relating to this Agreement or the Actions of any party hereto in negotiation, administration, performance or enforcement hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Feiya, Alpine, Crane, Sub, SMI, the Crane Representative (with respect to ARTICLE I, ARTICLE X, and ARTICLE XII hereof only), and the Escrow Agent (with respect to ARTICLE I, ARTICLE II, ARTICLE X, and ARTICLE XII only) have caused this Agreement to be signed, all as of the date first written above.

FEIYA TECHNOLOGY CORPORATION		SILICON MOTION, INC.

By:	/s/ James Chow	By:	/s/ Wallace Kou
Name:		Name:
Title:		Title:

CRANE REPRESENTATIVE		CRANE TECHNOLOGY, INC.

By:	/s/ Michael Lin	By:	/s/
Name:	Michael Lin	Name:
Title:		Title:

ESCROW AGENT		CRANE ACQUISITION, INC.

TAIPEI COMMERCIAL LAW FIRM

By:	/s/ Johnson Huang	By:
Name:		Name:
Title:		Title:

ALPINE ASSOCIATES LIMITED

		By:	/s/
Name:
Title:

[SIGNATURE PAGE TO ACQUISITION AGREEMENT]